                                                                   Exhibit 4.6.2

________________________________________________________________________________

________________________________________________________________________________





                        OLD DOMINION FREIGHT LINE, INC.

                       _________________________________


                       NOTE PURCHASE AND SHELF AGREEMENT

                       _________________________________



                            Dated as of May 1, 2001










         $50,000,000 6.93% Senior Guaranteed Notes Due August 10, 2008

                Up To $15,000,000 Senior Guarantied Shelf Notes




________________________________________________________________________________

________________________________________________________________________________

                               TABLE OF CONTENTS

                                                                                       PAGE
                                                                                       ----
1.   AUTHORIZATION OF
     NOTES............................................................................    1

     1.1.   Authorization of Issue of Initial Notes...................................    1
     1.2.   Authorization of Shelf Notes..............................................    1

2.   SALE AND PURCHASE OF NOTES.......................................................    2

     2.1.   Purchase and Sale of Initial Notes........................................    2
     2.2.   Purchase and Sale of the Shelf Notes......................................    2

3.
     CLOSING..........................................................................    6

     3.1.   Closing of Initial Notes..................................................    6
     3.2.   Closing of Shelf Notes....................................................    6

4.   CONDITIONS TO CLOSING............................................................    7

     4.1.   Representations and Warranties............................................    7
     4.2.   Performance; No Default...................................................    7
     4.3.   Compliance Certificates...................................................    7
     4.4.   Opinions of Counsel.......................................................    8
     4.5.   Purchase Permitted By Applicable Law, etc.................................    8
     4.6.   Sale of Other Notes.......................................................    8
     4.7.   Payment of Special Counsel Fees...........................................    9
     4.8.   Private Placement Number..................................................    9
     4.9.   Changes in Corporate Structure............................................    9
     4.10.  Proceedings and Documents.................................................    9
     4.11.  Payment of Structuring Fee................................................    9
     4.12.  Subsidiary Guaranty.......................................................   10

5.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY....................................   10

     5.1.   Organization; Power and Authority.........................................   10
     5.2.   Authorization, etc........................................................   10
     5.3.   Disclosure................................................................   10
     5.4.   Organization and Ownership of Shares of Subsidiaries; Affiliates..........   11
     5.5.   Financial Statements......................................................   11
     5.6.   Compliance with Laws, Other Instruments, etc..............................   12
     5.7.   Governmental Authorizations, etc..........................................   12
     5.8.   Litigation; Observance of Agreements, Statutes and Orders.................   12
     5.9.   Taxes.....................................................................   12
     5.10.  Title to Property; Leases.................................................   13
     5.11.  Licenses, Permits, etc....................................................   13
     5.12.  Compliance with ERISA.....................................................   13
     5.13.  Private Offering by the Company...........................................   14
     5.14.  Use of Proceeds; Margin Regulations.......................................   14

     5.15.  Existing Debt; Future Liens..............................................    14
     5.16.  Foreign Assets Control Regulations, etc..................................    15
     5.17.  Status under Certain Statutes............................................    15
     5.18.  Environmental Matters....................................................    15

6.   REPRESENTATIONS OF THE PURCHASER................................................    17

     6.1.   Purchase for Investment..................................................    17
     6.2.   Source of Funds..........................................................    17

7.   INFORMATION AS TO COMPANY.......................................................    18

     7.1.   Financial and Business Information.......................................    18
     7.2.   Officer's Certificate....................................................    21
     7.3.   Inspection...............................................................    21

8.   PREPAYMENT OF THE NOTES.........................................................    22

     8.1.   Required Prepayments.....................................................    22
     8.2.   Optional Prepayments with Yield-Maintenance Amount.......................    22
     8.3.   Prepayment of Notes Upon Change in Control...............................    24
     8.4.   Allocation of Partial Prepayments........................................    25
     8.5.   Maturity; Surrender, etc.................................................    25
     8.6.   Purchase of Notes........................................................    26
     8.7.   Yield-Maintenance Amount.................................................    26

9.   AFFIRMATIVE COVENANTS...........................................................    27

     9.1.   Compliance with Law......................................................    27
     9.2.   Insurance................................................................    28
     9.3.   Maintenance of Properties................................................    28
     9.4.   Payment of Taxes and Claims..............................................    28
     9.5.   Corporate Existence, etc.................................................    28
     9.6.   Waiver Agreements........................................................    29

10.  NEGATIVE COVENANTS..............................................................    29

     10.1.  Consolidated Tangible Net Worth..........................................    29
     10.2.  Fixed Charges Coverage Ratio.............................................    29
     10.3.  Limitations On Debt......................................................    29
     10.4.  Liens....................................................................    29
     10.5.  Restricted Payments And Restricted Investments...........................    31
     10.6.  Merger, Consolidation, Etc...............................................    32
     10.7.  Sale Of Assets, Etc......................................................    33
     10.8.  Sale-And-Leasebacks......................................................    33
     10.9.  Transactions With Affiliates.............................................    34
     10.10. Line Of Business.........................................................    34

11.  EVENTS OF DEFAULT...............................................................    34

12.  REMEDIES ON DEFAULT, ETC........................................................    37

     12.1.  Acceleration.............................................................    37
     12.2.  Other Remedies...........................................................    38
     12.3.  Rescission...............................................................    38
     12.4.  No Waivers or Election of Remedies, Expenses, etc........................    38

13.  REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES...................................    38

     13.1.  Registration of Notes....................................................    38
     13.2.  Transfer and Exchange of Notes...........................................    39
     13.3.  Replacement of Notes.....................................................    39

14.  PAYMENTS ON NOTES...............................................................    40

     14.1.  Place of Payment.........................................................    40
     14.2.  Home Office Payment......................................................    40

15.  EXPENSES, ETC...................................................................    40

     15.1.  Transaction Expenses.....................................................    40
     15.2.  Survival.................................................................    41

16.  SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT....................    41


17.  AMENDMENT AND WAIVER............................................................    41

     17.1.  Requirements.............................................................    41
     17.2.  Solicitation of Holders of Notes.........................................    42
     17.3.  Binding Effect, etc......................................................    42
     17.4.  Notes held by Company, etc...............................................    42

18.  NOTICES.........................................................................    43


19.  REPRODUCTION OF DOCUMENTS.......................................................    43


20.  CONFIDENTIAL INFORMATION........................................................    43


21.  SUBSTITUTION OF PURCHASER.......................................................    44


22.  MISCELLANEOUS...................................................................    45

     22.1.  Successors and Assigns...................................................    45
     22.2.  Payments Due on Non-Business Days........................................    45
     22.3.  Severability.............................................................    45
     22.4.  Construction.............................................................    45
     22.5.  Counterparts.............................................................    45
     22.6.  Governing Law............................................................    46

SCHEDULE A           --     Information Relating to Purchasers
SCHEDULE B           --     Defined Terms
SCHEDULE C           --     Investments

SCHEDULE 4.9         --     Changes in Corporate Structure
SCHEDULE 5.4         --     Subsidiaries of the Company and Ownership of Subsidiary Stock
SCHEDULE 5.5         --     Financial Statements
SCHEDULE 5.12        --     ERISA Affiliates and Plans
SCHEDULE 5.14        --     Use of Proceeds
SCHEDULE 5.15        --     Existing Debt
SCHEDULE 10.4        --     Liens

EXHIBIT 1.1          --     Form of 6.93% Senior Note due August 10, 2008
EXHIBIT 1.2          --     Form of Senior Shelf Note
EXHIBIT 2.2(d)       --     Form of Request for Purchase
EXHIBIT 2.2(f)       --     Form of Confirmation of Acceptance
EXHIBIT 4.3(a)       --     Form of Officer's Certificate
EXHIBIT 4.3(b)       --     Form of Secretary's Certificate
EXHIBIT 4.4(a)(i)    --     Form of Opinion of Special Counsel for the Company
EXHIBIT 4.4(a)(ii)   --     Form of Opinion of Special Counsel for the Purchasers
EXHIBIT 4.12         --     Form of Guaranty Agreement

ANNEX 1              --     Authorized Officers of Prudential

                        OLD DOMINION FREIGHT LINE, INC
                            1730 Westchester Drive
                             High Point, NC 27261

         $50,000,000 6.93% Senior Guarantied Notes due August 10, 2008
                         Up to $15,000,000 Shelf Notes


                                                                     May 1, 2001


To The Prudential Insurance Company of America ("Prudential") and each Prudential Affiliate (as hereinafter defined) which becomes bound by certain provisions of this Agreement as hereinafter provided (together with Prudential, the "Purchasers"):

Ladies and Gentlemen:

         Old Dominion Freight Line, Inc., a Virginia corporation (together with its successors and assigns, the "Company"), agrees with the Purchasers as follows:

AUTHORIZATION OF NOTES
Authorization of Issue of Initial Notes.

         The Company will authorize the issue and sale of $50,000,000 aggregate principal amount of its 6.93% Senior Guarantied Notes due August 10, 2008 (the "Initial Notes", such term to include any such notes issued in substitution therefor pursuant to Section 13 of this Agreement (as hereinafter defined)). The Initial Notes shall be substantially in the form set out in Exhibit 1.1, with such changes therefrom, if any, as may be approved by each Purchaser and the Company. Certain capitalized terms used in this Agreement are defined in Schedule B; references to a "Schedule" or an "Exhibit" are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement.


Authorization of Shelf Notes.

         The Company may authorize the issue of its senior guarantied promissory notes (the "Shelf Notes") in an aggregate principal amount up to $15,000,000, to be dated the date of issue thereof, to mature, in the case of each Shelf Note so issued, no more than 12 years after the date of original issuance thereof, to have an average life, in the case of each Shelf Note so issued, of no more than eight years after the date of original issuance thereof, to bear interest on the unpaid balance thereof (payable quarterly or semiannually) from the date thereof at the rate per annum, and to have such other particular terms, as shall be set forth, in the case of each Shelf Note so issued, in the Confirmation of Acceptance with respect to such Shelf Note delivered pursuant to Section 2.2(f) hereof, and to be substantially in the form of Exhibit 1.2 attached hereto. The
                                               -----------
aggregate principal amount of Initial Notes and Shelf Notes outstanding at any time shall not exceed the Available Facility Amount at such time. The term "Shelf Notes" as used herein shall include each Shelf Note delivered by the Company pursuant to any provision of this Agreement and each Shelf Note delivered in substitution or exchange for any such Shelf Note pursuant to any such provision. Shelf Notes which have (a) the same final maturity, (b) the same installment payment dates, (c) the same installment payment amounts (as a percentage of the original principal amount of each Shelf Note), (d) the same interest rate and (e) the same interest payment periods, are herein called a "Series" of Shelf Notes. The Initial Notes together with the Shelf Notes are collectively referred to herein as the "Notes."

  SALE AND PURCHASE OF NOTES.

Purchase and Sale of Initial Notes.

         Subject to the terms and conditions of this Agreement, the Company will issue and sell to each Purchaser and each Purchaser will purchase from the Company, at the Initial Closing provided for in Section 3.1, Initial Notes in the principal amount specified opposite each Purchaser's name in Schedule A at the purchase price of 100% of the principal amount thereof. The obligations of the Purchasers under this Agreement are several and not joint obligations and no Purchaser shall have any liability to any Person for the performance or non-performance by any other Purchaser hereunder.Purchase and Sale of the Shelf Notes.
Facility. Prudential is willing to consider, in its sole discretion and within limits which may be authorized for purchase by Prudential and Prudential Affiliates from time to time, the purchase of Shelf Notes pursuant to this Agreement. The willingness of Prudential to consider such purchase of Shelf Notes is herein called the "Facility". Notwithstanding the willingness of Prudential to consider purchases of Shelf Notes, this Agreement is entered into on the express understanding that neither Prudential nor any Prudential Affiliate shall be obligated to make or accept offers to purchase Shelf Notes, or to quote rates, spreads or other terms with respect to specific purchases of Shelf Notes, and the Facility shall in no way be construed as a capital commitment by Prudential or any Prudential Affiliate. NOTWITHSTANDING THE WILLINGNESS OF PRUDENTIAL AND PRUDENTIAL AFFILIATES TO CONSIDER PURCHASES OF SHELF NOTES, THIS AGREEMENT IS ENTERED INTO ON THE EXPRESS UNDERSTANDING THAT NEITHER PRUDENTIAL NOR ANY PRUDENTIAL AFFILIATE SHALL BE OBLIGATED TO MAKE OR ACCEPT OFFERS TO PURCHASE SHELF NOTES, OR TO QUOTE RATES, SPREADS OR OTHER TERMS WITH RESPECT TO SPECIFIC PURCHASES OF SHELF NOTES, AND THE FACILITY SHALL IN NO WAY BE CONSTRUED AS A COMMITMENT BY PRUDENTIAL OR ANY PRUDENTIAL AFFILIATE.

         Issuance Period. Shelf Notes may be issued and sold pursuant to this Agreement until the earliest of (i) the third anniversary of the Initial Closing (or if such anniversary is not a Business Day, the Business Day next preceding such anniversary), (ii) the 30th day after Prudential shall have given to the Company, or the Company shall have given to Prudential, a notice stating that it elects to terminate the issuance and sale of Shelf Notes pursuant to this Agreement (or if such 30th day is not a Business Day, the Business Day next preceding such 30th day), (iii) the termination of the Facility under Section 12 of this Agreement, and (iv) the acceleration of any Note under Section 12 of this Agreement. The period during which Shelf Notes may be issued and sold pursuant to this Agreement is herein called the "Issuance Period".
         Periodic Spread Information. Not later than 9:30 A.M. (New York City local time) on a Business Day during the Issuance Period if there is an Available Facility Amount on such

Business Day, the Company may request by telecopier or telephone, and within a reasonable time after such request, Prudential will, to the extent reasonably practicable, provide to the Company on such Business Day (or, if such request is received after 9:30 A.M. (New York City local time) on such Business Day, on the following Business Day), information (by telecopier or telephone) with respect to various spreads at which Prudential or Prudential Affiliates might be interested in purchasing Shelf Notes at different average lives; provided, however, that the Company may not make such requests more frequently than once in every five Business Days or such other period as shall be mutually agreed to by the Company and Prudential. The amount and content of information so provided shall be in the sole discretion of Prudential but it is the intent of Prudential to provide information which will be of use to the Company in determining whether to initiate procedures for use of the Facility. Information so provided shall not constitute an offer to purchase Shelf Notes, and neither Prudential nor any Prudential Affiliate shall be obligated to purchase Shelf Notes at the spreads specified. Information so provided shall be representative of potential interest only for the period commencing on the day such information is provided and ending on the earlier of the fifth Business Day after such day or the first day after such day on which further spread information is provided. Prudential may suspend or terminate providing information pursuant to this Section 2.2(c) if, in its sole discretion, it determines that there has been an adverse change in the credit quality of the Company after the date of this Agreement.
         Request for Purchase. The Company may from time to time during the Issuance Period make requests in writing for purchases of Shelf Notes (each such request being herein called a "Request for Purchase"). Each Request for Purchase shall be made to Prudential by telecopier and confirmed by nationwide overnight delivery service, and shall (i) specify the aggregate principal amount of the Shelf Notes covered thereby, which shall not be less than $5,000,000 and not be greater than the Available Facility Amount at the time such Request for Purchase is made, (ii) specify the principal amounts, final maturities, installment payment dates and amounts and interest payment periods (which may be quarterly or semi-annually in arrears) of the Shelf Notes covered thereby, (iii) specify the use of proceeds of such Shelf Notes and represent that the proceeds shall not be used for the purpose of financing a hostile tender offer, (iv) specify the proposed Applicable Shelf Closing Day of the purchase and sale of such Shelf Notes, which shall be a Business Day during the Issuance Period not less than ten days and not more than 20 days after the date that such Request for Purchase is telecopied to Prudential, (v) specify the number of the account and the name and address of the depository institution to which the purchase prices of such Shelf Notes are to be transferred on the Applicable Shelf Closing Day for such purchase and sale, (vi) certify that the representations and warranties contained in Section 5 hereof are true on and as of the date such Request for Purchase is telecopied to Prudential except to the extent of changes caused by the transactions herein contemplated and that there exists on the date of such Request for Purchase no Event of Default or Default, and (vii) be substantially in the form of Exhibit 2.2(d) attached hereto. Each Request for Purchase shall
               --------------
be in writing and shall be deemed made when received by Prudential upon delivery by the overnight delivery service referred to in this Section 2.2(d).
Rate Quotes. Not later than five Business Days after the Company shall have given Prudential a Request for Purchase pursuant to Section 2.2(d) hereof, Prudential may provide (by telephone promptly thereafter confirmed by telecopier, in each case no earlier than 9:30 A.M. and no later than 1:00 P.M. New York City local time) interest rate quotes for the several principal amounts, maturities, installment payment schedules and interest payment periods of Shelf Notes specified in such Request for Purchase. Each quote shall represent the interest rate per annum payable on the outstanding principal balance of such Shelf Notes until such balance shall have become due and payable, at which Prudential or a Prudential Affiliate would be willing to purchase such Shelf Notes at 100% of the principal amount thereof.
         Acceptance. Within 30 minutes after Prudential shall have provided any interest rate quotes pursuant to Section 2.2(e) hereof or in the event that due to conditions in the market place it shall not be feasible to hold such interest rate quotes open 30 minutes, such shorter period as Prudential may specify to the Company (such period herein called the "Acceptance Window"), the Company may, subject to Section 2.2(g) hereof, elect to accept such interest rate quotes as to not less than $5,000,000 in aggregate principal amount of the Shelf Notes specified in the related Request for Purchase. Such election shall be made by an Authorized Officer of the Company notifying Prudential by telephone or telecopier within the Acceptance Window (but not earlier than 9:30 A.M. or later than 2:00 P.M., New York City local time) that the Company elects to accept such interest rate quotes, specifying the Shelf Notes (each such Shelf Note being herein called an "Accepted Note") as to which such acceptance (herein called an "Acceptance") relates. The day the Company notifies Prudential of an Acceptance with respect to any Accepted Shelf Notes is herein called the "Acceptance Day" for such Accepted Shelf Notes. Any interest rate quotes as to which Prudential does not receive an Acceptance within the Acceptance Window shall expire, and no purchase or sale of Shelf Notes hereunder shall be made based on such expired interest rate quotes. Subject to Section 2.2(g) hereof and the other terms and conditions hereof, the Company agrees to sell to Prudential or a Prudential Affiliate, and Prudential agrees to purchase, or to cause the purchase by a Prudential Affiliate of, the Accepted Shelf Notes at 100% of the principal amount of such Shelf Notes. Prior to the close of business on the Business Day next following the Acceptance Day, the Company, Prudential and each Prudential Affiliate which is to purchase any such Accepted Shelf Notes will execute a confirmation of such Acceptance substantially in the form of Exhibit 2.2(f)
                                                             --------------
attached hereto (herein called a "Confirmation of Acceptance").
         Market and Other Disruptions. Notwithstanding the provisions of Section 2.2(f) hereof, if Prudential shall have provided interest rate quotes pursuant to Section 2.2(e) hereof and thereafter prior to the time an Acceptance with respect to such quotes shall have been notified to Prudential in accordance with
Section 2.2(f) hereof there shall occur a general suspension, material limitation, or significant disruption of trading

                  (i)      in securities generally on the New York Stock
                           Exchange, or

                  (ii) in the market for U.S. Treasury securities or other financial instruments,

then such interest rate quotes shall expire, and no purchase or sale of Shelf Notes hereunder shall be made based on such expired interest rate quotes. If the Company thereafter notifies Prudential of the Acceptance of any such interest rate quotes, such Acceptance shall be ineffective for all purposes of this Agreement, and Prudential shall promptly notify the Company that the provisions of this Section 2.2(g) are applicable with respect to such Acceptance.
         Fees.

                           (i) Issuance Fee. The Company will pay to Prudential
                  in immediately available funds a fee on each Applicable Shelf Closing Day that occurs on or after October 31, 2001, in an amount equal to 0.125% of the aggregate principal amount of Shelf Notes sold to Prudential or Prudential Affiliates on such Applicable Shelf Closing Day.

                           (ii) Delayed Delivery Fee. If the closing of the
                  purchase and sale of any Accepted Note is delayed beyond the original Applicable Shelf Closing Day for such Accepted Note for any reason (other than the failure of Prudential to purchase such Accepted Note upon satisfaction of all conditions to such purchase, as set forth in Section 4), the Company will pay to Prudential on the last Business Day of each calendar month, commencing with the first such day to occur after the original Applicable Shelf Closing Day for such Accepted Note and ending with the last such day to occur prior to the Cancellation Date or the actual Applicable Shelf Closing Day of such purchase and sale, and on the Cancellation Date or actual Applicable Shelf Closing Day of such purchase and sale, a fee (herein called the "Delayed Delivery Fee") calculated as follows:

                         (BEY - MMY) x (DTS/360) x PA

                  where "BEY" means Bond Equivalent Yield, i.e., the bond equivalent yield per annum of such Accepted Note; "MMY" means Money Market Yield, i.e., the yield per annum on an alternative investment selected by Prudential on the date Prudential receives notice of the delay in the closing for such Accepted Note having a maturity date the same as, or closest to, the Rescheduled Closing Day or Rescheduled Closing Days (a new alternative investment being selected by Prudential each time such closing is delayed); "DTS" means Days to Settlement, i.e., the number of actual days elapsed from and including the original Applicable Shelf Closing Day for such Accepted Note (in the case of the first such payment with respect to such Accepted Note) or from and including the date of the next preceding payment (in the case of any subsequent Delayed Delivery Fee payment with respect to such Accepted Note) to but excluding the date of such payment; and "PA" means Principal Amount, i.e., the principal amount of the Accepted Note for which the calculation is being made (or if the Accepted Note was to be purchased at a premium or discount, the purchase price, including any accrued interest). In no case shall the Delayed Delivery Fee be less than zero. Nothing contained herein shall obligate any Purchaser to purchase any Accepted Note on any day other than the Applicable Shelf Closing Day for such Accepted Note, as the same may be rescheduled from time to time in compliance with
                  Section 3.2 hereof.

                           (iii) Cancellation Fee. If the Company at any time
                  notifies Prudential in writing that it is canceling the closing of the purchase and sale of any Accepted Note (or on the next Business Day if Prudential receives such notice after 4:00 P.M. (New York City local time), or if Prudential notifies the Company in writing under the circumstances set forth in the last sentence of Section 3.2 hereof that the closing of the purchase and sale of such Accepted Note is to be cancelled, or if the closing of the purchase and sale of such Accepted Note is not consummated on or prior to the last day of the Issuance Period (the date of any such notification, or the last day of the Issuance Period, as the case may be, being herein called the "Cancellation Date"), the Company will pay Prudential in immediately available funds an amount (the "Cancellation Fee") calculated as follows:

                           PI x PA

                  where "PI" means Price Increase, calculated as follows: the quotient (expressed in decimals) obtained by dividing (A) the excess of the ask price (as determined by Prudential) of the Hedge Treasury Note(s) on the Cancellation Date over the bid price (as determined by Prudential) of the Hedge Treasury Note(s) on the Acceptance Day for such Accepted Note by (B) such bid price, such bid and ask prices to be determined by reference to the display designated as "Page 678" on the Bridge Telerate Service (or such other display as may replace Page 678 on the Bridge Telerate Service) for actively traded U.S. Treasury securities, and each price to be based on a U.S. Treasury security having a par value of $100.00 and rounded to the second decimal place, and "PA" has the meaning ascribed to it in Section 2(h)(ii) hereof. In no case shall the Cancellation Fee be less than zero.
CLOSING
Closing of Initial Notes.

         The sale and purchase of the Initial Notes to be purchased by the Purchasers shall occur at the offices of Bingham Dana, LLP, 399 Park Avenue, New York, NY 10022-4689, at 9:00 A.M. (New York City local time) at a closing (the "Initial Closing") on May 1, 2001 or on such other Business Day thereafter on or prior to May 10, 2001 as may be agreed upon by the Company and the Purchasers. At the Initial Closing the Company will deliver to each Purchaser the Initial Notes to be purchased by it in the form of a single Initial Note (or such greater number of Initial Notes in denominations of at least $100,000 as each such Purchaser may request) dated the date of the Initial Closing and registered in such Purchaser's name (or in the name of its nominee), against delivery by each such Purchaser to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Company to account number 2073781132196 at First Union National Bank, Charlotte, North Carolina; ABA #053000219; Account
Name: Old Dominion Freight Line, Inc. (Concentration Account). If at the Initial Closing the Company shall fail to tender such Initial Notes to each Purchaser as provided above in this Section 3.1, or any of the conditions specified in
Section 4 shall not have been fulfilled to each Purchaser's satisfaction, each Purchaser shall, at its election, be relieved of all further obligations under this Agreement, without thereby waiving any rights each such Purchaser may have by reason of such failure or such nonfulfillment.

Closing of Shelf Notes.

         Not later than 11:30 A.M. (New York City local time) on the Applicable Shelf Closing Day for any Accepted Notes, the Company will deliver to each Purchaser listed in the Confirmation of Acceptance relating thereto at the offices of the Prudential Capital Group, Two Ravinia Drive, Suite 1400, Atlanta, GA 30346, the Accepted Notes to be purchased by such Purchaser in the form of one or more Shelf Notes in authorized denominations as such Purchaser may request for each Series of Accepted Notes to be purchased on the Applicable Shelf Closing

Day, dated the Applicable Shelf Closing Day and registered in such Purchaser's name (or in the name of its nominee), against payment of the purchase price thereof by transfer of immediately available funds for credit to the Company's account specified in the Request for Purchase of such Shelf Notes. If the Company fails to tender to any Purchaser the Accepted Notes to be purchased by such Purchaser on the scheduled Applicable Shelf Closing Day for such Accepted Notes as provided above in this Section 3.2, or any of the conditions specified in Section 4 hereof shall not have been fulfilled by the time required on such scheduled Applicable Shelf Closing Day, the Company shall, prior to 1:00 P.M., New York City local time, on such scheduled Applicable Shelf Closing Day notify such Purchaser in writing whether (x) such closing is to be rescheduled (such rescheduled date to be a Business Day during the Issuance Period not less than one Business Day and not more than ten Business Days after such scheduled Applicable Shelf Closing Day (the "Rescheduled Closing Day"), certifying to such Purchaser that the Company reasonably believes that the Company will be able to comply with the conditions set forth in Section 4 hereof on such Rescheduled Closing Day and the Company will pay the Delayed Delivery Fee in accordance with Section 2.2(h)(ii) hereof, or (y) such closing is to be cancelled as provided in Section 2.2(h)(iii) hereof. In the event that the Company shall fail to give such notice referred to in the preceding sentence, such Purchaser may at its election, at any time after 1:00 P.M., New York City local time, on such scheduled Applicable Shelf Closing Day, notify the Company in writing that such closing is to be cancelled as provided in Section 2.2(h)(iii) hereof. Notwithstanding anything to the contrary appearing in this Agreement, the Company may elect to reschedule a closing with respect to any given Accepted Notes on not more than one occasion, unless Prudential shall have otherwise consented in writing.

CONDITIONS TO CLOSING.

         Each Purchaser's obligation to purchase and pay for the Notes to be sold to it at the Initial Closing and/or the Applicable Shelf Closing Day (in either case, each an "Applicable Closing") is subject to the fulfillment to its satisfaction, prior to or at such Applicable Closing, of the following conditions:

Representations and Warranties.

         The representations and warranties of the Company in this Agreement shall be correct when made and at the time of each such Applicable Closing.

Performance; No Default.

         The Company shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by it prior to or at each such Applicable Closing and after giving effect to the issue and sale of the Notes (and the application of the proceeds thereof as contemplated by Schedule 5.14 or the Request for Purchase, as the case may be) no Default or Event of Default shall have occurred and be continuing.

Compliance Certificates.

           (a)    Officer's Certificate. The Company shall have delivered to
                  ---------------------
         each Purchaser an Officer's Certificate,dated the date of the Applicable Closing, certifying that the conditions specified in Sections 4.1, 4.2 and 4.9 have been fulfilled, substantially in the form of Exhibit 4.3(a) hereto.

           (b)    Secretary's Certificate. The Company shall have delivered to
                  -----------------------
         each Purchaser a certificate dated the date of the Applicable Closing certifying as to the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Notes and this Agreement, substantially in the form of Exhibit 4.3(b) hereto.

Opinions of Counsel.

       (a) Initial Closing. Each Purchaser shall have received opinions in form and substance satisfactory to it, (i) dated the date of each Applicable Closing from Joel B. McCarty, Esq., counsel for the Company, covering the matters set forth in Exhibit 4.4(a)(i) and covering such other matters incident to the transactions contemplated hereby as such Purchaser or its counsel may reasonably request (and the Company hereby instructs its counsel to deliver such opinion to such Purchaser) and (ii) dated the date of the Initial Closing from Bingham Dana LLP, Purchaser's special counsel in connection with such transactions, substantially in the form set forth in Exhibit 4.4(a)(ii) and covering such other matters incident to such transactions as such Purchaser may reasonably request.

       (b) Applicable Shelf Closing Day. Upon request, each Purchaser shall have received an opinion in form and substance satisfactory to it, dated the date of the Applicable Shelf Closing Day, from counsel for the Company and, upon request, its own counsel, covering such other matters incident to the transactions contemplated hereby as such Purchaser may reasonably request (and the Company hereby instructs its counsel to deliver such opinion to such Purchaser).

Purchase Permitted By Applicable Law, etc.

       On the date of each Applicable Closing, each Purchaser's purchase of Notes shall (a) be permitted by the laws and regulations of each jurisdiction to which it is subject, without recourse to provisions (such as Section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment,
(b) not violate any applicable law or regulation (including, without limitation, Regulation T, U or X of the Board of Governors of the Federal Reserve System) and (c) not subject it to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof. If so requested, each Purchaser shall have received an Officer's Certificate certifying as to such matters of fact as it may reasonably specify to enable such Purchaser to determine whether such purchase is so permitted.

Sale of Other Notes.

       Contemporaneously with each Applicable Closing, the Company shall sell to each Purchaser, and each such Purchaser shall purchase, the Notes to be purchased by it at such Applicable Closing as specified in Schedule A or in the Request for Purchase, as the case may be.

Payment of Special Counsel Fees.

         Without limiting the provisions of Section 15.1, the Company shall have paid on or before the Applicable Closing the fees, charges and disbursements of Purchasers' special counsel referred to in Section 4.4 to the extent reflected in a statement of such counsel rendered to the Company at least one Business Day prior to the Applicable Closing.

Private Placement Number.

         A Private Placement number issued by the CUSIP Service Bureau of Standard & Poor's, a division of the McGraw-Hill Companies (in cooperation with the Securities Valuation Office of the National Association of Insurance Commissioners) shall have been obtained for the Initial Notes and each Series of Accepted Notes.

Changes in Corporate Structure.

         Except as specified in Schedule 4.9, the Company shall not have changed its jurisdiction of incorporation or been a party to any merger or consolidation and shall not have succeeded to all or any substantial part of the liabilities, which are Material, of any other entity, at any time following the date of the most recent financial statements referred to in Schedule 5.5.

Proceedings and Documents.

         All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be satisfactory to each Purchaser and its special counsel, and each Purchaser and its special counsel shall have received all such counterpart originals or certified or other copies of such documents as such Purchaser or its counsel may reasonably request.

Payment of Structuring Fee.

         The Company shall have paid Prudential a structuring fee of $25,000 on the date of the Initial Closing.

Subsidiary Guaranty.

         The Guarantor shall have executed and delivered to the Purchasers a guaranty agreement (as may be amended from time to time, the "Guaranty Agreement"), in the form of Exhibit 4.12.
                            ------------

REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

         The Company represents and warrants to each Purchaser that:

Organization; Power and Authority.

         Each of the Company and the Guarantor is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each of the Company and the Guarantor has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver the Financing Documents to which it is a party and to perform the provisions hereof and thereof.

Authorization, etc.

            (a) This Agreement and the Notes have been duly authorized by all necessary corporate action on the part of the Company, and this Agreement constitutes, and upon execution and delivery thereof each Note will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

            (b) The Guaranty Agreement has been duly authorized by all necessary corporate action on the part of the Guarantor, and the Guaranty Agreement constitutes a legal, valid and binding obligation of the Guarantor enforceable against the Guarantor in accordance with its terms except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

Disclosure.

      This Agreement, the Guaranty Agreement, the documents, certificates or other writings delivered to each Purchaser by or on behalf of the Company and the Guarantor in connection with the transactions contemplated hereby and the financial statements listed in Schedule 5.5, taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. Since December 31, 2000, there has been no change in the financial condition, operations, business, properties or prospects of the Company or any Subsidiary except changes that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect. There is no fact known to the Company that could reasonably be expected to have a Material Adverse Effect.

Organization and Ownership of Shares of Subsidiaries; Affiliates.

          (a) Schedule 5.4 contains (except as noted therein) complete and correct lists (i) of the Company's Subsidiaries, showing, as to each
                    -
     Subsidiary, the correct name thereof, the jurisdiction of its organization, and the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Company and each other Subsidiary, (ii) of the Company's Affiliates, other than Subsidiaries, and
                  --
     (iii) of the Company's directors and senior officers.
      ---

          (b) All of the outstanding shares of capital stock or similar equity interests of each Subsidiary shown in Schedule 5.4 as being owned by the Company and its Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by the Company or another Subsidiary free and clear of any Lien (except as otherwise disclosed in Schedule 5.4).

          (c) Each Subsidiary identified in Schedule 5.4 is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each such Subsidiary has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact.

          (d) No Subsidiary is a party to, or otherwise subject to any legal restriction or any agreement (other than this Agreement, the agreements listed on Schedule 5.4 and restrictions imposed by the corporate law of the jurisdiction under which such Subsidiary exists) restricting the ability of such Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Company or any of its Subsidiaries that owns outstanding shares of capital stock or similar equity interests of such Subsidiary.

Financial Statements.

     The Company has delivered to each Purchaser copies of the financial statements of the Company and its Subsidiaries listed on Schedule 5.5. All of said financial statements (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the respective dates specified in such Schedule and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments).

Compliance with Laws, Other Instruments, etc.

     The execution, delivery and performance by the Company and the Guarantor of this Agreement, the Notes and the Guaranty Agreement, as the case may be, will not (a) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Company or any Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, or any other agreement or instrument to which the Company or any Subsidiary is bound or by which the Company or any Subsidiary or any of their respective properties may be bound or affected, (b) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Company or any Subsidiary or (c) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company or any Subsidiary.

Governmental Authorizations, etc.

     No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Company and the Guarantor of this Agreement, the Notes or the Guaranty Agreement.

Litigation; Observance of Agreements, Statutes and Orders.

          (a) There are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any Subsidiary or any property of the Company or any Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.


          (b) Neither the Company nor any Subsidiary is in default under any term of any agreement or instrument to which it is a party or by which it is bound, or any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or is in violation of any applicable law, ordinance, rule or regulation (including without limitation Environmental
     Laws) of any Governmental Authority, which default or violation, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

Taxes.

     The Company and its Subsidiaries have filed all tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon them or their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (a) the amount of which is not individually or in the aggregate Material or (b) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company or a Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP. The Company knows of no basis for any other tax or assessment that could reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of Federal, state or other taxes for all fiscal periods are adequate. The Federal income tax liabilities of the Company and its Subsidiaries have been determined by the Internal Revenue Service and paid for all fiscal years up to and including the fiscal year ended December 31, 1999.

Title to Property; Leases.

     The Company and its Subsidiaries have good and sufficient title to their respective properties that individually or in the aggregate are Material, including all such properties reflected in the most recent audited balance sheet referred to in Section 5.5 or purported to have been acquired by the Company or any Subsidiary after said date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens prohibited by this Agreement. All leases that individually or in the aggregate are Material are valid and subsisting and are in full force and effect in all material respects.

Licenses, Permits, etc.

          (a) The Company and its Subsidiaries own or possess all licenses, permits, franchises, authorizations, patents, copyrights, service marks, trademarks and trade names, or rights thereto, that individually or in the aggregate are Material, without known conflict with the rights of others;

          (b) To the best knowledge of the Company, no product of the Company infringes in any material respect any license, permit, franchise, authorization, patent, copyright, service mark, trademark, trade name or other right owned by any other Person; and

          (c) To the best knowledge of the Company, there is no Material violation by any Person of any right of the Company or any of its Subsidiaries with respect to any patent, copyright, service mark, trademark, trade name or other right owned or used by the Company or any of its Subsidiaries.

Compliance with ERISA.

          (a) The Company and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and could not reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in section 3 of ERISA), and no event, transaction or condition has occurred or exists that could reasonably be expected to result in the incurrence of any such liability by the Company or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions or to section 401(a)(29) or 412 of the Code, other than such liabilities or Liens as would not be individually or in the aggregate Material.

          (b) Neither the Company nor any ERISA Affiliate participates in, contributes to or has any liability with respect to any pension plan subject to Title IV of ERISA.

          (c) Neither the Company nor any Subsidiary have any postretirement benefit obligations referred to in Financial Accounting Standards Board Statement No. 106.

          (d) The execution and delivery of this Agreement and the issuance and sale of the Notes hereunder will not involve any transaction that is subject to the prohibitions of section 406 of ERISA or in connection with which a tax could be imposed pursuant to section 4975(c)(1)(A)-(D) of the Code. The representation by the Company in the first sentence of this
     Section 5.12(d) is made in reliance upon and subject to the accuracy of each Purchaser's representation in Section 6.2 as to the sources of the funds used to pay the purchase price of the Notes to be purchased by such Purchaser.

          (e) Schedule 5.12 contains a complete and correct list of all ERISA Affiliates and all Plans established or maintained by the Company and its ERISA Affiliates.

Private Offering by the Company.

     Neither the Company nor anyone acting on its behalf has offered the Notes or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any Person other than the Purchasers, each of which has been offered the Notes at a private sale for investment. Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Notes to the registration requirements of section 5 of the Securities Act or to the provisions of any securities or Blue Sky law of any applicable jurisdiction.

Use of Proceeds; Margin Regulations.

     The Company will apply the proceeds of the sale of the Notes as set forth in Schedule 5.14. No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). The Company does not presently own any margin stock and does not have any present intention to acquire any margin stock in the future. As used in this Section, the terms "margin stock" and "purpose of buying or carrying" shall have the meanings assigned to them in said Regulation U.
Existing Debt; Future Liens.

          (a) Schedule 5.15 sets forth a complete and correct list of all outstanding Debt of the Company and its Subsidiaries as of the date of the Initial Closing, since which date there has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of the Debt of the Company or its Subsidiaries.

          (b) Neither the Company nor any Subsidiary is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Debt of the Company or such Subsidiary and no event or condition exists with respect to any Debt of the Company or any Subsidiary that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Debt to become due and payable before its stated maturity or before its regularly scheduled dates of payment. Neither the Company nor any Subsidiary has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien not permitted by Section 10.4.

Foreign Assets Control Regulations, etc.

     Neither the sale of the Notes by the Company hereunder nor its use of the proceeds thereof will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.

Status under Certain Statutes.

     Neither the Company nor any Subsidiary is subject to regulation under the Investment Company Act of 1940, as amended, the Public Utility Holding Company Act of 1935, as amended or the Federal Power Act, as amended.

Environmental Matters.

     Neither the Company nor any Subsidiary has knowledge of any claim or has received any notice of any claim, and no proceeding has been instituted raising any claim against the Company or any of its Subsidiaries or any of their respective real properties now or formerly owned, leased or operated by any of them or other assets, alleging any damage to the environment or violation of any Environmental Laws, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect. Except as otherwise disclosed to each Purchaser in writing,

          (a) neither the Company nor any Subsidiary has knowledge of any facts which would give rise to any claim, public or private, of violation of Environmental Laws or damage to the environment emanating from, occurring on or in any way related to real properties now or formerly owned, leased or operated by any of them or to other assets or their use, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect;

          (b) neither the Company nor any of its Subsidiaries has stored any Hazardous Materials on real properties now or formerly owned, leased or operated by any of them and has not disposed of any Hazardous Materials in a manner contrary to any Environmental Laws in each case in any manner that could reasonably be expected to result in a Material Adverse Effect; and

          (c) all buildings on all real properties now owned, leased or operated by the Company or any of its Subsidiaries are in compliance with applicable Environmental Laws, except where failure to comply could not reasonably be expected to result in a Material Adverse Effect.

REPRESENTATIONS OF THE PURCHASER.

Purchase for Investment.

     Each Purchaser represents that it is purchasing the Notes for its own account or for one or more separate accounts or investment funds maintained or managed by such Purchaser or for the account of one or more pension or trust funds and not with a view to the distribution thereof, provided that the
                                                       --------
disposition of such Purchaser's property shall at all times be within such Purchaser's control. Each Purchaser understands that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Notes.

Source of Funds.

     Each Purchaser represents that at least one of the following statements is an accurate representation as to each source of funds (a "Source") to be used by such Purchaser to pay the purchase price of the Notes to be purchased by it hereunder:

          (a) the Source is an "insurance company general account" within the meaning of Department of Labor Prohibited Transaction Exemption ("PTE") 95-60 (issued July 12, 1995), and there is no employee benefit plan (treating as a single plan all plans maintained by the same employer or employee organization) with respect to which the amount of the general account reserves and liabilities for all contracts held by or on behalf of such plan exceed 10% of the total reserves and liabilities of such general account (exclusive of separate account liabilities) plus surplus, as set forth in such Purchaser's most recent annual statement in the form required by the National Association of Insurance Commissioners as filed with its state of domicile; or

          (b) the Source is either (i) an insurance company pooled separate account, within the meaning of PTE 90-1 (issued January 29, 1990), or (ii) a bank collective investment fund, within the meaning of the PTE 91-38 (issued July 12, 1991) and, except as such Purchaser has disclosed to the Company in writing pursuant to this paragraph (b), no employee benefit plan or group of plans maintained by the same employer or employee organization (other than those identified on a list which has been furnished by such Purchaser to the Company) beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

          (c) the Source constitutes assets of an "investment fund" (within the meaning of Part V of the QPAM Exemption) managed by a "qualified professional asset manager" or "QPAM" (within the meaning of Part V of the QPAM Exemption), no employee benefit plan's assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Section V(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, the conditions of Part l(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a Person controlling or controlled by the QPAM (applying the definition of "control" in Section V(e) of the QPAM Exemption) owns a 5% or more interest in the Company and (i) the identity of such QPAM and (ii) the names of all employee benefit plans whose assets are included in such investment fund have been disclosed to the Company in writing pursuant to this paragraph
     (c); or

          (d)  the Source is a governmental plan; or

          (e) the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this paragraph (e); or

          (f) the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.

As used in this Section 6.2, the terms "employee benefit plan", "governmental plan", "party in interest" and "separate account" shall have the respective meanings assigned to such terms in section 3 of ERISA.

INFORMATION AS TO COMPANY.

Financial and Business Information.

     The Company shall deliver to each holder of Notes that is an Institutional
Investor:

          (a)  Quarterly Statements -- within 60 days after the end of each
               --------------------
     quarterly fiscal period in each fiscal year of the Company (other than the last quarterly fiscal period of each such fiscal year), duplicate copies of,

               (i) a consolidated balance sheet of the Company and its Subsidiaries as at the end of such quarter, and

               (ii) consolidated statements of income, changes in shareholders' equity and cash flows of the Company and its Subsidiaries, for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments, provided that
                                                             --------
     delivery within the time period specified above of copies of the Company's Quarterly Report on Form 10-Q prepared in compliance with the requirements therefor and filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this Section 7.1(a);

          (b)  Annual Statements -- within 120 days after the end of each fiscal
               -----------------
     year of the Company, duplicate copies of,

               (i) a consolidated balance sheet of the Company and its Subsidiaries, as at the end of such year, and

               (ii) consolidated statements of income, changes in shareholders' equity and cash flows of the Company and its Subsidiaries, for such year,

     setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied

                    (A) by an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances, and

                    (B) a certificate of such accountants stating that they have reviewed this Agreement and stating further whether, in making their audit, they have become aware of any condition or event that then constitutes a Default or an Event of Default, and, if they are aware that any such condition or event then exists, specifying the nature and period of the existence thereof (it being understood that such accountants shall not be liable, directly or indirectly, for any failure to obtain knowledge of any Default or Event of Default unless such accountants should have obtained knowledge thereof in making an audit in accordance with generally accepted auditing standards or did not make such an audit), provided that the delivery within the time period specified above of the
     --------
     Company's Annual Report on Form 10-K for such fiscal year (together with the Company's annual report to shareholders, if any, prepared pursuant to Rule 14a-3 under the Exchange Act) prepared in accordance with the requirements therefor and filed with the Securities and Exchange Commission, together with the accountant's certificate described in clause
     (B) above, shall be deemed to satisfy the requirements of this Section 7.1(b);

          (c)  SEC and Other Reports -- promptly upon their becoming available,
               ---------------------
     one copy of (i) each financial statement, report, notice or proxy statement sent by the Company or any Subsidiary to public securities holders generally, and (ii) each regular or periodic report, each registration statement (without exhibits except as expressly requested by such holder), and each prospectus and all amendments thereto filed by the Company or any Subsidiary with the Securities and Exchange Commission and of all press releases and other statements made available generally by the Company or any Subsidiary to the public concerning developments that are Material;

          (d)  Notice of Default or Event of Default -- promptly, and in any
               -------------------------------------
     event within five days after a Responsible Officer becoming aware of the existence of any Default or Event of Default or that any Person has given any notice or taken any action with respect to a claimed default hereunder or that any Person has given any notice or taken any action with respect to a claimed default of the type referred to in Section 11(f), a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;

          (e)  ERISA Matters -- promptly, and in any event within five days
               -------------
     after a Responsible Officer becoming aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Company or an ERISA Affiliate proposes to take with respect thereto:

               (i) with respect to any Plan, any reportable event, as defined in section 4043(b) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date hereof; or

               (ii) the taking by the PBGC of steps to institute, or the threatening by the PBGC of the institution of, proceedings under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or

               (iii) any event, transaction or condition that could result in the incurrence of any liability by the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, could reasonably be expected to have a Material Adverse Effect;

          (f)  Notices from Governmental Authority -- promptly, and in any event
               -----------------------------------
     within 30 days of receipt thereof, copies of any notice to the Company or any Subsidiary from any Federal or state Governmental Authority relating to any order, ruling, statute or other law or regulation that could reasonably be expected to have a Material Adverse Effect; and

          (g)  Requested Information -- with reasonable promptness, such other
               ---------------------
     data and information relating to the business, operations, affairs, financial condition, assets or properties of the Company or any of its Subsidiaries or relating to the ability of the Company to perform its obligations hereunder and under the Notes, or the ability of the

     Guarantor to perform its obligations under the Guaranty Agreement, as from time to time may be reasonably requested by any such holder of Notes.

Officer's Certificate

     Each set of financial statements delivered to a holder of Notes pursuant to
Section 7.1(a) or Section 7.1(b) hereof shall be accompanied by a certificate of a Senior Financial Officer setting forth:

          (a)  Covenant Compliance -- the information (including detailed
               -------------------
     calculations) required in order to establish whether the Company was in compliance with the requirements of Section 10.1 through Section 10.5 hereof, inclusive, and Section 10.7 during the quarterly or annual period covered by the statements then being furnished (including with respect to each such Section, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Sections, and the calculation of the amount, ratio or percentage then in existence); and

          (b)  Event of Default -- a statement that such officer has reviewed
               ----------------
     the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Company and its Subsidiaries from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists (including, without limitation, any such event or condition resulting from the failure of the Company or any Subsidiary to comply with any Environmental Law), specifying the nature and period of existence thereof and what action the Company shall have taken or proposes to take with respect thereto.

Inspection.

     The Company shall permit the representatives of each holder of Notes that is an Institutional Investor:

          (a)  No Default -- if no Default or Event of Default then exists, at
               ----------
     the expense of such holder and upon reasonable prior notice to the Company, to visit the principal executive office of the Company, to discuss the affairs, finances and accounts of the Company and its Subsidiaries with the Company's officers, and (with the consent of the Company, which consent will not be unreasonably withheld) its independent public accountants, and (with the consent of the Company, which consent will not be unreasonably withheld) to visit the other offices and properties of the Company and each Subsidiary, all at such reasonable times and as often as may be reasonably requested in writing; and

          (b)  Default -- if a Default or Event of Default then exists, at the
               -------
     expense of the Company to visit and inspect any of the offices or properties of the Company or any

     Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision the Company authorizes said accountants to discuss the affairs, finances and accounts of the Company and its Subsidiaries), all at such times and as often as may be requested.

PREPAYMENT OF THE NOTES.
Required Prepayments.

          (a) Initial Notes. On February 10, 2004 and August 10, 2004 and on each February 10 and August 10 thereafter to and including February 10, 2008, the Company will prepay $5,000,000 principal amount (or such lesser principal amount as shall then be outstanding) of the Initial Notes at par and without payment of the Yield-Maintenance Amount or any premium, provided that (i) upon any partial prepayment of the Initial Notes pursuant
     --------
     to Section 8.2, such partial prepayment shall be deemed to be applied first, to the amount of principal scheduled to remain unpaid on the Initial Notes on August 10, 2008, and then to the remaining scheduled principal payments in inverse chronological order; and (ii) upon any partial prepayment of the Initial Notes pursuant to Section 8.3, the principal amount of each required prepayment of the Initial Notes becoming due under this Section 8.1 on and after the date of such prepayment or purchase shall be reduced in the same proportion as the aggregate unpaid principal amount of the Initial Notes is reduced as a result of such prepayment or purchase. Subject to Section 12.1, any remaining principal of, and the interest then accrued and unpaid on, the Initial Notes shall be due and payable on August 10, 2008.

          (b) Shelf Notes. The Shelf Notes of each Series shall be subject to required prepayments, if any, set forth in the Shelf Notes of each Series.

Optional Prepayments with Yield-Maintenance Amount.

     The Company may, at its option, upon notice as provided below, prepay on any Interest Payment Date, or from time to time any part of, the Notes, in an amount not less than $5,000,000 (in integral multiples of $100,000) of the aggregate principal amount of the Notes then outstanding in the case of a partial prepayment, at 100% of the principal amount so prepaid, plus the Yield-Maintenance Amount determined for the prepayment date with respect to such principal amount. The Company will give each holder of Notes written notice of each optional prepayment under this Section 8.2 not less than 30 days and not more than 60 days prior to the date fixed for such prepayment. Each such notice shall specify such date, the aggregate principal amount of the Notes to be prepaid on such date, the principal amount of each Note held by such holder to be prepaid (determined in accordance with Section 8.4), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by a certificate of a Senior Financial Officer as to the estimated Yield-Maintenance Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation. Two Business Days prior to such prepayment, the Company shall deliver to each holder of Notes a certificate of a

Senior Financial Officer specifying the calculation of such Yield-Maintenance Amount as of the specified prepayment date.

Prepayment of Notes Upon Change in Control.

          (a) Notice of Change in Control or Notice Event. The Company will, within five Business Days after any Responsible Officer has knowledge of the occurrence of any Change in Control or Notice Event, give written notice of such Change in Control or Notice Event to each holder of Notes. In the case that a Change in Control has occurred, such notice shall contain and constitute an offer to prepay Notes as described in subparagraph (b) of this Section 8.3 and shall be accompanied by the certificate described in subparagraph (e) of this Section 8.3.

          (b) Offer to Prepay Notes. The offer to prepay Notes contemplated by subparagraph (a) of this Section 8.3 shall be an offer to prepay, in accordance with and subject to this Section 8.3, all, but not less than all, of the Notes held by each holder (in this case only, "holder" in respect of any Note registered in the name of a nominee for a disclosed beneficial owner shall mean such beneficial owner) on a date specified in such offer (the "Proposed Prepayment Date") that is not less than 45 days and not more than 60 days after the date of such offer (if the Proposed Prepayment Date shall not be specified in such offer, the Proposed Prepayment Date shall be the 45th day after the date of such offer).

          (c) Acceptance. A holder of Notes may accept the offer to prepay made pursuant to this Section 8.3 by causing a notice of such acceptance to be delivered to the Company in accordance with this subparagraph (c). If the Company shall not have received a written response to the offer to prepay pursuant to this Section 8.3 from each holder of Notes within 20 Business Days after the date of making such offer to such holder of Notes, then the Company shall immediately send a second written notice of such offer to prepay via an overnight air courier of national reputation to each such holder of Notes who shall have not previously responded to the Company. If the offer is so accepted by any holder of Notes, the Company at least 15 days prior to the Proposed Prepayment Date shall give written notice to each holder of Notes that has not so accepted the offer, in which notice the Company shall (i) state the aggregate outstanding principal amount of Notes in respect of which the offer has been accepted and (ii) state that any holder of Notes may yet accept the offer, whether theretofore rejected or not, by causing a notice of such acceptance to be delivered to the Company at least five days prior to the Proposed Prepayment Date. A failure by a holder of Notes to respond to an offer to prepay made pursuant to this
     Section 8.3 shall be deemed to constitute an acceptance of such offer by such holder.

          (d) Prepayment. Prepayment of the Notes to be prepaid pursuant to this Section 8.3 shall be at 100% of the principal amount of such Notes, plus the Yield-Maintenance Amount determined for the date of prepayment with respect to such principal amount, together with interest on such Notes accrued to the date of prepayment. Two Business Days prior to the date of prepayment, the Company shall deliver to each holder of Notes being prepaid a certificate of a Senior Financial Officer showing the Yield-Maintenance Amount due in connection with such prepayment and setting forth the details of the computation of such amount. The prepayment shall be made on the Proposed Prepayment Date.

          (e) Officer's Certificate. Each offer to prepay the Notes pursuant to this Section 8.3 shall be accompanied by a certificate, executed by a Senior Financial Officer of the Company and dated the date of such offer, specifying: (i) the Proposed Prepayment Date; (ii) that such offer is made pursuant to this Section 8.3; (iii) the principal amount of each Note offered to be prepaid; (iv) the estimated Yield-Maintenance Amount, if any, due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation; (v) the interest that would be due on each Note offered to be prepaid, accrued to the Proposed Prepayment Date; (vi) that the conditions of this Section 8.3 have been fulfilled; and (vii) in reasonable detail, the nature and date of the Change in Control.

          (f) "Change in Control" and "Current Management" Defined. "Change in Control" shall mean any event or circumstance resulting in any Person or group of Persons acting in concert, other than a group of Persons including, and under the general direction of, Current Management, legally or beneficially owning or controlling, directly or indirectly, more than 50% (by number of votes) of the voting stock of the Company. "Current Management" shall mean and include Earl E. Congdon, John R. Congdon, and David S. Congdon.

          (g) "Notice Event" Defined. "Notice Event" means: (i) the execution by the Company or any of its Subsidiaries or Affiliates of any agreement or letter of intent with respect to any proposed transaction or event or series of transactions or events which, individually or in the aggregate, may reasonably be expected to result in a Change in Control, or (ii) the execution of any written agreement which, when fully performed by the parties thereto, would result in a Change in Control.

Allocation of Partial Prepayments.

     In the case of each partial prepayment of the Notes pursuant to Section 8.1, the principal amount of the Notes of the Series to which the prepayment applies shall be allocated among all of such Notes that are outstanding in proportion, as nearly as practicable, to the respective amounts thereof not theretofore called for prepayment. In the case of each partial optional prepayment pursuant to Section 8.2, the principal amount of the Notes to be prepaid shall be allocated among all the Notes that are outstanding (regardless of Series) in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment.

Maturity; Surrender, etc.

     In the case of each prepayment of Notes pursuant to this Section 8, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment, together with interest on such principal amount accrued to such date and the applicable Yield-Maintenance Amount, if any. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and

Yield-Maintenance Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Company and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

Purchase of Notes.

     The Company will not and will not permit any Affiliate to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except upon the payment or prepayment of the Notes in accordance with the terms of this Agreement and the Notes. The Company will promptly cancel all Notes acquired by it or any Affiliate pursuant to any payment, prepayment or purchase of Notes pursuant to any provision of this Agreement and no Notes may be issued in substitution or exchange for any such Notes.

Yield-Maintenance Amount.

     The term "Yield-Maintenance Amount" means, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal, provided that the Yield-Maintenance Amount may
                                 --------
in no event be less than zero. For the purposes of determining the Yield-Maintenance Amount, the following terms have the following meanings:

          "Called Principal" means, with respect to any Note, the principal of such Note that is to be prepaid pursuant to Section 8.2 or Section 8.3 or has become or is declared to be immediately due and payable pursuant to
     Section 12.1, as the context requires.

          "Discounted Value" means, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (converted to reflect the periodic basis on which interest on the Notes is payable, if payable on other than a semi-annual basis) equal to the Reinvestment Yield with respect to such Called Principal.

          "Reinvestment Yield" means, with respect to the Called Principal of any Note, .5% per annum over the yield to maturity implied by (a) the yields reported, as of 10:00 A.M. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal on the display designated as "Page 678" on the Bridge Telerate Service (or such other display as may replace Page 678 on the Bridge Telerate Service) for actively traded U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or (b) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable, the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such

     Called Principal as of such Settlement Date. Such implied yield will be determined, if necessary, by (i) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (ii) interpolating linearly between (x) the actively traded U.S. Treasury security with the duration closest to and greater than the Remaining Average Life and (y) the actively traded U.S. Treasury security with the duration closest to and less than the Remaining Average Life. The Reinvestment Yield will be rounded to that number of decimal places as appears in the interest rate of the applicable Note.

          "Remaining Average Life" means, with respect to any Called Principal, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (a) such Called Principal into (b) the sum of the products obtained by multiplying (i) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (ii) the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

          "Remaining Scheduled Payments" means, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 8.2,
     Section 8.3 or 12.1.

          "Settlement Date" means, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to
     Section 8.2 or Section 8.3 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

AFFIRMATIVE COVENANTS.

     The Company covenants that so long as any of the Notes are outstanding:

Compliance with Law.

     The Company will and will cause each of its Subsidiaries to comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation, ERISA and Environmental Laws, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Insurance.

     The Company will and will cause each of its Subsidiaries to maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated.

Maintenance of Properties.

     The Company will and will cause each of its Subsidiaries to maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, provided that this Section shall not prevent the Company or any
       --------
Subsidiary from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Company has concluded that such discontinuance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

     Payment of Taxes and Claims.

     The Company will and will cause each of its Subsidiaries to file all tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies imposed on them or any of their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might become a Lien on properties or assets of the Company or any Subsidiary, provided
                                                                        --------
that neither the Company nor any Subsidiary need pay any such tax or assessment or claims if (i) the amount, applicability or validity thereof is contested by
              -
the Company or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Company or a Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Company or such Subsidiary or (ii) the nonpayment of all such taxes and assessments in
                       --
the aggregate could not reasonably be expected to have a Material Adverse
Effect.

Corporate Existence, etc.

     Subject to Sections 10.6 and 10.7, the Company will at all times preserve and keep in full force and effect its corporate existence and the corporate existence of each of its Subsidiaries (unless merged into the Company or a Subsidiary) and all rights and franchises of the Company and its Subsidiaries unless, in the good faith judgment of the Company, the termination of or failure to preserve and keep in full force and effect such corporate existence, right or franchise could not, individually or in the aggregate, have a Material Adverse Effect.

Waiver Agreements.

     The Company shall, on or before May 14, 2001, have entered into (i) a Bank Waiver Agreement among the Company and the Bank (the "Bank Waiver") waiving the Company's obligations to comply with Section 8.3 of that certain Credit Agreement with respect to the issuance of the Notes hereunder, dated as of May 31, 2000 among the Company and the Bank, and (ii) a Noteholder Waiver Agreement among the Company and the 1998 Holders (the "Noteholder Waiver", and, together with the Bank Waiver, the "Waivers"), waiving the Company's obligations to comply with Section 10.3(b) of that certain Note Purchase Agreement dated as of February 25, 1998 among the Company and the 1998 Holders with respect to the issuance of guaranties by the Guarantor in respect of the notes and the indebtedness outstanding under the Credit Agreement, and shall have delivered to each Purchaser copies of the fully executed Waiver Agreements. NEGATIVE COVENANTS.

     The Company covenants that so long as any of the Notes are outstanding:

Consolidated Tangible Net Worth.

     The Company will not, at any time, permit Consolidated Tangible Net Worth to be less than the sum of (a) $98,897,000 plus (b) an aggregate amount equal to 50% of its Consolidated Net Income (but, in each case, only if a positive number) for each completed fiscal quarter beginning with the fiscal quarter ended March 31, 2001.

Fixed Charges Coverage Ratio.

     The Company will not, at any time, permit the Fixed Charges Coverage Ratio to be less than 1.75 to 1.00.

Limitations On Debt.

     (a) The Company will not at any time permit Consolidated Funded Debt to exceed 55% of Consolidated Total Capitalization as of the then most recently ended fiscal quarter of the Company.

     (b) The Company will not at any time permit Funded Debt of Subsidiaries to exceed the remainder of (i) 15% of Consolidated Tangible Net Worth minus (ii) the aggregate amount of Debt of the Company and its Subsidiaries then outstanding secured by Liens permitted by Section 10.4(k).

Liens.

     The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly create, incur, assume or permit to exist (upon the happening of a contingency or otherwise) any Lien on or with respect to any property or asset (including, without limitation, any document or instrument in respect of goods or accounts receivable) of the Company or any such Subsidiary, whether now owned or held or hereafter acquired, or any income or profits therefrom or assign or otherwise convey any right to receive income or profits (unless it (i) makes, or causes to be made, effective provision whereby the Notes will be equally and ratably secured with any and all other obligations thereby secured, such security to be pursuant to an agreement reasonably satisfactory to the Required Holders and, in any such case, the Notes shall have the benefit, to the fullest extent that, and with such priority as, the holders of the Notes may be entitled under applicable law, of an equitable Lien on such property and (ii) delivers to each holder of the Notes an opinion of counsel, in form and substance satisfactory to the Required Holders, to the effect that such agreement constitutes a valid and perfected Lien on and security interest in such security and that the Notes are equally and ratably secured with any and all other obligations thereby secured), except:

          (a) Liens for taxes, assessments or other governmental charges which are not yet due and payable or the payment of which is not at the time required by Section 9.4;

          (b) Liens created by or resulting from any judgment or award which are being actively contested in good faith by appropriate proceedings and with respect to which adequate reserves are being maintained in accordance with GAAP;

          (c) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other similar Liens, in each case, incurred in the ordinary course of business for sums not yet due and payable or the payment of which is not at the time required by Section 9.4;

          (d) leases or subleases granted to others, easements, rights-of-way, restrictions and other similar charges or encumbrances, in each case incidental to, and not interfering with, the ordinary conduct of the business of the Company or any of its Subsidiaries, provided that such Liens do not, in the aggregate, materially detract from the value of such property;

          (e) other Liens incidental to the normal conduct of the business of the Company or any Subsidiary or the ownership of its property and assets which are not incurred in connection with the borrowing of money and which do not in the aggregate materially impair the use of such property and assets in the operation of the business of the Company or any Subsidiary or materially impair the value of such property and assets for the purposes of such business;

          (f) Liens on property or assets of the Company or any of its Subsidiaries securing Debt owing to the Company or to any of its Wholly-Owned Subsidiaries;

          (g)  Liens existing on the date of this Agreement and reflected on
     Schedule 10.4;

          (h) any Lien renewing, extending or refunding any Lien permitted by paragraph (g) or paragraph (i) of this Section 10.4, provided that (i) the principal amount of Debt secured by such Lien immediately prior to such extension, renewal or refunding is not increased or the maturity thereof reduced, (ii) such Lien is not extended to any other property, and (iii) immediately after such extension, renewal or refunding no Default or Event of Default would exist;

                  (i) any Lien created to secure all or any part of the purchase price, or to secure Debt incurred or assumed to pay all or any part of the purchase price or cost of construction, of real or tangible personal property (or any improvement thereon or thereto) acquired or constructed by the Company or a Subsidiary after the date of the Closing, provided that (1) any such Lien shall extend solely to the item or items of such property (or improvement thereon) so acquired or constructed and, if required by the terms of the instrument originally creating such Lien, other property (or improvement thereon) which is an improvement to or is acquired for specific use in connection with such acquired or constructed property (or improvement thereon) or which is real property being improved by such acquired or constructed property (or improvement thereon), (2) the principal amount of the Debt secured by any such Lien shall at no time exceed an amount equal to the Fair Market Value (as determined in good faith by the board of directors of the Company) of such property (or improvement thereon) at the time of such acquisition or construction, and (3) any such Lien shall be created contemporaneously with, or within 120 days after, the acquisition or completion of construction of such property;

                  (j) any Lien existing on property of a Person immediately prior to its being consolidated with or merged into the Company or a Subsidiary or its becoming a Subsidiary, or any Lien existing on any property acquired by the Company or any Subsidiary at the time such property is so acquired (whether or not the Debt secured thereby shall have been assumed), provided that (1) no such Lien shall have been created or assumed in contemplation of such consolidation or merger or such Person's becoming a Subsidiary or such acquisition of property,
         (2) each such Lien shall extend solely to the item or items of property so acquired and, if required by the terms of the instrument originally creating such Lien, other property which is an improvement to or is acquired for specific use in connection with such acquired property and
         (3) the principal amount of the Debt secured by any such Lien shall at no time exceed an amount equal to the Fair Market Value (as determined in good faith by the board of directors of the Company) of such property (or such improvement thereon) at the time of such acquisition; and

                  (k) other Liens not otherwise permitted by paragraphs (a) through (j) securing Debt of the Company or any Subsidiary, provided that all Debt secured by such Liens does not at any time exceed the remainder of (1) 15% of Consolidated Tangible Net Worth minus (2) the aggregate amount of Funded Debt of Subsidiaries then outstanding.

Restricted Payments And Restricted Investments.

                  (a) Limitation. The Company will not, and will not permit any of its Subsidiaries to, declare, make or incur any liability to make any Restricted Payment or make or authorize any Restricted Investment unless immediately after giving effect to such action:

                           (i) the sum of (x) the aggregate value of all
                  Restricted Investments of the Company and its Subsidiaries (valued immediately after such action), plus (y) the aggregate amount of Restricted Payments of the Company and its Subsidiaries declared or made during the period commencing on March 31, 1996 and ending on the date such Restricted Payment or Restricted Investment is declared or made, inclusive, would not exceed the sum of

                                    (A) $5,000,000, plus

                                    (B) 50% of Consolidated Net Income for the
                           period from March 31, 1996 through such date (or minus 100% of Consolidated Net Income for such period if Consolidated Net Income for such period is a loss), plus

                                    (C) the aggregate amount of Net Proceeds of
                           Capital Stock for such period; and

                           (ii) no Default or Event of Default would exist.

                  (b) Time Of Payment. The Company will not, nor will it permit any of its Subsidiaries to, authorize a Restricted Payment that is not payable within 60 days of authorization.

Merger, Consolidation, Etc.

         The Company will not, and will not permit any of its Subsidiaries to, consolidate with or merge with any other Person or convey, transfer or lease substantially all of its assets in a single transaction or series of transactions to any Person (except that (x) a Subsidiary of the Company may consolidate with or merge with, or convey, transfer or lease substantially all of its assets in a single transaction or series of transactions to, the Company or another Wholly-Owned Subsidiary of the Company and (y) each of the Company and its Subsidiaries may convey, transfer or lease all of its assets in compliance with the provisions of Section 10.7 hereof so long as, in the case of the Guarantor, any such Wholly-Owned Subsidiary or any such transferee of the Guarantor's assets executes a guaranty of the Notes and the Company's other obligations hereunder in the form of the Guaranty Agreement), provided that the foregoing restriction does not apply to the consolidation or merger of the Company with, or the conveyance, transfer or lease of substantially all of the assets of the Company in a single transaction or series of transactions to, any Person so long as:

                           (a) the successor formed by such consolidation or the survivor of such merger or the Person that acquires by conveyance, transfer or lease substantially all of the assets of the Company as an entirety, as the case may be (the "Successor Corporation"), shall be a solvent corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia;

                           (b) if the Company is not the Successor Corporation, such corporation shall have executed and delivered to each holder of Notes its assumption of the due and punctual performance and observance of each covenant and condition of this Agreement and the Notes (pursuant to such agreements and instruments as shall be reasonably satisfactory to the Required Holders), and the Company shall have caused to be delivered to each holder of Notes an opinion of nationally recognized independent counsel, or other independent counsel reasonably satisfactory to the Required Holders, to the effect that all agreements or instruments effecting such assumption are enforceable in accordance with their terms and comply with the terms hereof; and

                           (c) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing or would have occurred if such transaction had been consummated immediately prior to the end of the most recently completed fiscal quarter of the Company. No such conveyance, transfer or lease of substantially all of the assets of the Company shall have the effect of releasing the Company or any Successor Corporation from its liability under this Agreement or the Notes.

Sale Of Assets, Etc.

         Except as permitted under Section 10.6, the Company will not, and will not permit any of its Subsidiaries to, make any Asset Disposition unless:

                  (a) in the good faith opinion of the Company, the Asset Disposition is in exchange for consideration having a Fair Market Value at least equal to that of the property exchanged and is in the best interest of the Company or such Subsidiary; and

                  (b) immediately after giving effect to the Asset Disposition, no Default or Event of Default would exist or would have occurred if such transaction had been consummated immediately prior to the end of the most recently completed fiscal quarter of the Company; and

                  (c) immediately after giving effect to the Asset Disposition,
(i) the Disposition Value of all property that was the subject of any Asset Disposition occurring in the period of four fiscal quarters of the Company then next ending would not exceed 15% of Consolidated Assets as of the end of the then most recently ended fiscal quarter of the Company and (ii) all of the property of the Company and its Subsidiaries that was the subject of any Asset Disposition occurring in the period of four fiscal quarters of the Company then next ending did not account for more than 15% of Consolidated Net Income for the then most recently ended four quarter fiscal period.

         If the Net Proceeds Amount for any Transfer is applied to a Reinvestment Application within 270 days after such Transfer, then such Transfer, only for the purpose of determining compliance with subsection (c) of this Section 10.7 as of a date on or after the Net Proceeds Amount is so applied, shall be deemed not to be an Asset Disposition.

Sale-And-Leasebacks.

         The Company will not, and will not permit any Subsidiary to, enter into any Sale-and-Leaseback Transaction unless the Net Proceeds Amount received by the Company or such Subsidiary in respect of such Sale-and-Leaseback Transaction is applied within 270 days of the consummation thereof to a Reinvestment Application.

Transactions With Affiliates.

         The Company will not and will not permit any Subsidiary to enter into directly or indirectly any transaction or Material group of related transactions (including without limitation the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate (other than the Company or another Subsidiary), except in the ordinary course and pursuant to the reasonable requirements of the Company's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would be obtainable in a comparable arm's-length transaction with a Person not an Affiliate.

Line Of Business.

         The Company will not, and will not permit any of its Subsidiaries to, engage in any business if, as a result, the general nature of the business in which the Company and its Subsidiaries, taken as a whole, would then be engaged would be substantially changed from the general nature of the business in which the Company and its Subsidiaries, taken as a whole, are engaged on the date of this Agreement.
EVENTS OF DEFAULT.

         An "Event of Default" shall exist if any of the following conditions or events shall occur and be continuing:

                  (a) the Company defaults in the payment of any principal or Yield-Maintenance Amount, if any, on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

                  (b) the Company defaults in the payment of any interest on any Note for more than five Business Days after the same becomes due and payable; or

                  (c) the Company or the Guarantor defaults in the performance of or compliance with any term contained in Section 7.1 or Section 10; or

                  (d) the Company or the Guarantor defaults in the performance or observation of or compliance with any term contained herein (other than those referred to in paragraphs (a), (b) and (c) of this Section
         11) and such default is not remedied within 20 days after the earlier of (i) a Responsible Officer obtaining actual knowledge of such default and (ii) the Company receiving written notice of such default from any holder of a Note (any such written notice to be identified as a "notice of default" and to refer specifically to this paragraph (d) of Section
         11); or

                  (e) any representation or warranty made in writing by or on behalf of the Company or any Subsidiary or by any officer of the Company in this Agreement or in any writing furnished in connection with the transactions contemplated hereby proves to have been false or incorrect in any material respect on the date as of which made; or

                  (f) the Company or any Subsidiary is in default in the performance of or compliance with any term of any evidence of any Debt including, without limitation, payment terms in an aggregate outstanding principal amount of at least $100,000 or of any mortgage, indenture or other agreement relating thereto; or

                  (g) the Company or any Subsidiary (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property,
         (v) is adjudicated as insolvent or to be liquidated, or (vi) takes corporate action for the purpose of any of the foregoing; or

                  (h) a court or governmental authority of competent jurisdiction enters an order appointing, without consent by the Company or any of its Subsidiaries, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company or any of its Subsidiaries, or any such petition shall be filed against the Company or any of its Subsidiaries and such petition shall not be dismissed within 60 days; or

                  (i) a notice of lien, levy or assessment is filed of record to all or any of the Company's or any Subsidiary's assets by the United States, or any department, agency or instrumentality thereof, or by any state, county, municipal or other governmental agency, including, without limitation, the PBGC, or if any taxes or debts owing at any time or times hereafter to any one of them becomes a lien or encumbrance upon the Company's or any Subsidiary's property and the same is not dismissed, released, bonded or discharged within thirty
         (30) days after the same becomes a lien or encumbrance or, in the case of ad valorem taxes, prior to the last day when payment may be made without penalty; or

                  (j) a judgment or judgments rendered against one or more of the Company and its Subsidiaries or the issuance of a warrant of attachment, execution or similar process against the Company or any of its property in excess of $500,000 that are not, within 30 days after entry thereof, bonded, discharged, released, dismissed or stayed pending appeal, or are not discharged within 30 days after the expiration of such stay; or

                  (k) the occurrence of any of the following events: (i) the happening of a Reportable Event with respect to any profit sharing or pension plan of the Company governed by ERISA; (ii) the appointment of a trustee by an appropriate United States District Court to administer any such plan; (iii) the institution of any proceedings by the PBGC to terminate any such plan or to appoint a trustee to administer any such plan; (iv) the failure of the Company to furnish to the Required Holders a copy of each report which is filed by the Company with respect to each such plan promptly after the filing thereof with the Secretary of Labor or the PBGC; or (v) the failure of the Company to notify the Required Holders promptly upon receipt by the Company of any notice of the institution of any proceeding or any other actions which may result in the termination of any such plan; or

                  (l) the Company ceases to be solvent, or the Company ceases to conduct its business substantially as now conducted or is enjoined, restrained or in any way prevented by court order from conducting all or any material part of its business affairs; or

                  (m) the Guarantor fails or neglects to observe, perform or comply with any term, provision, condition, covenant, warranty or representation contained in the Guaranty Agreement.
REMEDIES ON DEFAULT, ETC.

Acceleration.

                  (a) If an Event of Default with respect to the Company described in paragraph (g) or (h) of Section 11 (other than an Event of Default described in clause (i) of paragraph (g) or described in clause
         (vi) of paragraph (g) by virtue of the fact that such clause encompasses clause (i) of paragraph (g)) has occurred, all the Notes then outstanding shall automatically become immediately due and payable and the Facility shall automatically be terminated.

                  (b) If any other Event of Default has occurred and is continuing, the Required Holders may at any time by notice or notices to the Company, declare all the Notes then outstanding to be immediately due and payable and terminate the Facility.

                  (c) If any Event of Default described in paragraph (a) or (b) of Section 11 has occurred and is continuing, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company, declare all the Notes held by it or them to be immediately due and payable.

         Upon any Notes becoming due and payable under this Section 12.1, whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus (x) all accrued and unpaid interest thereon and (y) the Yield-Maintenance Amount determined in respect of such principal amount, shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. The Company acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for) and that the provision for payment of a Yield-Maintenance Amount by the Company in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

Other Remedies.

         If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 12.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

Rescission.

         At any time after any Notes have been declared due and payable pursuant to clause (b) or (c) of Section 12.1, the Required Holders, by written notice to the Company, may rescind and annul any such declaration and its consequences if
(a) the Company has paid all overdue interest on the Notes, all principal of and Yield-Maintenance Amount, if any, on any Notes that are due and payable and are unpaid other than by reason of such declaration, together with interest on the outstanding principal amount of the Notes and on any such unpaid Yield-Maintenance Amount and (to the extent permitted by law) unpaid interest at the Default Rate, (b) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 17, and (c) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes. No rescission and annulment under this Section 12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

No Waivers or Election of Remedies, Expenses, etc.

        No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder's rights, powers or remedies. No right, power or remedy conferred by this Agreement or by any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Company under Section 15, the Company will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this Section 12, including, without limitation, reasonable attorneys' fees, expenses and disbursements.
REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES

Registration of Notes

         The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary. The Company shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.

Transfer and Exchange of Notes.

         Upon surrender of any Note at the principal executive office of the Company for registration of transfer or exchange (and in the case of a surrender for registration of transfer, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of such Note or his attorney duly authorized in writing and accompanied by the address for notices of each transferee of such Note or part thereof), the Company shall execute and deliver, at the Company's expense (except as provided below), one or more new Notes (as requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of Exhibit 1.1 or 1.2, as the case may be. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than $100,000, provided that
                                                                 --------
if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be in a denomination of less than $100,000. Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representation set forth in
Section 6.2.

         The holder of any Note may also from time to time grant participations in all or any part of such Note to any Person on such terms and conditions as may be determined by such holder in its sole and absolute discretion.

Replacement of Notes.

         Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

                  (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Note
                                        --------
         is, or is a nominee for, an original Purchaser or another holder of a
         Note with a minimum net worth of at least $100,000,000, such Person's own unsecured agreement of indemnity shall be deemed to be satisfactory), or

                  (b) in the case of mutilation, upon surrender and cancellation thereof,the Company at its own expense shall execute and deliver, in lieu thereof, a new Note, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

PAYMENTS ON NOTES.
Place of Payment.

         Subject to Section 14.2, payments of principal, Yield-Maintenance Amount, if any, and interest becoming due and payable on the Notes shall be made in High Point, North Carolina at the principal office of the Company in such jurisdiction. The Company may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Company in such jurisdiction or the principal office of a bank or trust company in such jurisdiction or in New York, New York.

Home Office Payment.

         So long as each Purchaser or its nominee shall be the holder of any Note, and notwithstanding anything contained in Section 14.1 or in such Note to the contrary, the Company will pay all sums becoming due on such Note for principal, Yield-Maintenance Amount, if any, and interest by the method and at the address specified for such purpose below each Purchaser's name in Schedule A, or by such other method or at such other address as it shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, each Purchaser shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to Section
14.1. Prior to any sale or other disposition of any Note held by each Purchaser or its nominee it will, at its election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes pursuant to Section 13.2. The Company will afford the benefits of this Section
14.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by each Purchaser under this Agreement and that has made the same agreement relating to such Note as each Purchaser has made in this Section 14.2.

EXPENSES, ETC.
Transaction Expenses.

         Whether or not the transactions contemplated hereby are consummated, the Company will pay all costs and expenses (including reasonable attorneys' fees of a special counsel and, if reasonably required, local or other counsel) incurred by each Purchaser or holder of a Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement or the Notes (whether or not such amendment, waiver or consent becomes effective), including, without limitation: (a) any fees and costs incurred by or on behalf of any Purchaser associated with the unwinding of positions executed by or on behalf of such Purchaser in contemplation of the purchase of any Accepted Note, (b) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement or the Notes or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement or the Notes, or by reason of being a holder of any Note, and (c) the costs and expenses, including financial advisors' fees, incurred in connection with the insolvency or bankruptcy of the

Company or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Notes. The Company will pay, and will save each Purchaser and each other holder of a Note harmless from, all claims in respect of any fees, costs or expenses if any, of brokers and finders (other than those retained by any Purchaser).

Survival.

         The obligations of the Company under this Section 15 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement or the Notes, and the termination of this Agreement.
    SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.

         All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Notes, the purchase or transfer by any Purchaser of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of each Purchaser or any other holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of the Company pursuant to this Agreement shall be deemed representations and warranties of the Company under this Agreement. Subject to the preceding sentence, this Agreement and the Notes embody the entire agreement and understanding between each Purchaser and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.
AMENDMENT AND WAIVER.

Requirements.

         This Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), with (and only with) the written consent of the Company and the Required Holders, except that (a) no amendment or waiver of any of the
                               -
provisions of Section 1, 2, 3, 4, 5, 6 or 21 hereof, or any defined term (as it is used therein), will be effective as to each Purchaser unless consented to by each Purchaser in writing, and (b) no such amendment or waiver may, without the
                                -
written consent of the holder of each Note at the time outstanding affected thereby, (i) subject to the provisions of Section 12 relating to acceleration or
          -
rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of interest or of the Yield-Maintenance Amount on, the Notes, (ii) change the
                                                            --
percentage of the principal amount of the Notes the holders of which are required to consent to any such amendment or waiver, or (iii) amend any of
                                                         ---
Sections 8, 11(a), 11(b), 12, 17 or 20.

Solicitation of Holders of Notes.

            (a) Solicitation. The Company will provide each holder of the Notes
                ------------
         (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 17 to each holder of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.

            (b) Payment. The Company will not directly or indirectly pay or
                -------
         cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security, to any holder of Notes as consideration for or as an inducement to the entering into by any holder of Notes or any waiver or amendment of any of the terms and provisions hereof unless such remuneration is concurrently paid, or security is concurrently granted, on the same terms, ratably to each holder of Notes then outstanding even if such holder did not consent to such waiver or amendment.

Binding Effect, etc.

         Any amendment or waiver consented to as provided in this Section 17 applies equally to all holders of Notes and is binding upon them and upon each future holder of any Note and upon the Company without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Company and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note. As used herein, the term "this Agreement" and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

Notes held by Company, etc.

         Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement or the Notes, or have directed the taking of any action provided herein or in the Notes to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Company or any of its Affiliates shall be deemed not to be outstanding.

NOTICES.

         All notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a
                  -
confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt
                       -
requested (postage prepaid), or (c) by a recognized overnight delivery service
                                 -
(with charges prepaid). Any such notice must be sent:

            (a) if to a Purchaser or its nominee, to such Purchaser or its nominee at the address specified for such communications in Schedule A, or at such other address as such Purchaser or its nominee shall have specified to the Company in writing,

            (b) if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Company in writing, or

            (c) if to the Company, to the Company at its address set forth at the beginning hereof to the attention of J. Wes Frye, or at such other address as the Company shall have specified to the holder of each Note in writing.

Notices under this Section 18 will be deemed given only when actually received. REPRODUCTION OF DOCUMENTS.

         This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be
             -
executed, (b) documents received by each Purchaser at the Applicable Closing
           -
(except the Notes themselves), and (c) financial statements, certificates and
                                    -
other information previously or hereafter furnished to each Purchaser, may be reproduced by each Purchaser by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and each Purchaser may destroy any original document so reproduced. The Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by each Purchaser in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This
Section 19 shall not prohibit the Company or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.
CONFIDENTIAL INFORMATION.

         For the purposes of this Section 20, "Confidential Information" means information delivered to each Purchaser by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by any Purchaser as being confidential information of the Company or such Subsidiary, provided that such term does not include information that (a) was publicly known
--------                                                   -
or otherwise known to such Purchaser prior to the time of such disclosure, (b)
                                                                            -
subsequently becomes publicly known through no act or omission by any such Purchaser or any Person acting on its behalf, (c) otherwise becomes known to
                                               -
such Purchaser other than through disclosure by the Company
or any Subsidiary or (d) constitutes financial statements delivered to any
                      -
Purchaser under Section 7.1 that are otherwise publicly available. Each Purchaser will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by such Purchaser in good faith to protect confidential information of third parties delivered to it, provided that such
                                                           --------
Purchaser may deliver or disclose Confidential Information to (i) its directors,
                                                               -
officers, employees, agents, attorneys and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by its Notes), (ii) its financial advisors and other professional
                            --
advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 20, (iii) any other
                                                                ---
holder of any Note, (iv) any Institutional Investor to which each such Purchaser
                     --
sells or offers to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (v)
                                                                             -
any Person from which such Purchaser offers to purchase any Security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (vi)
                                                                             --
any federal or state regulatory authority having jurisdiction over any Purchaser, (vii) the National Association of Insurance Commissioners or any
            ---
similar organization, or any nationally recognized rating agency that requires access to information about its investment portfolio or (viii) any other Person
                                                         ----
to which such delivery or disclosure may be necessary or appropriate (w) to
                                                                      -
effect compliance with any law, rule, regulation or order applicable to any such Purchaser, (x) in response to any subpoena or other legal process, (y) in
            -                                                       -
connection with any litigation to which any such Purchaser is a party or (z) if
                                                                          -
an Event of Default has occurred and is continuing, to the extent such Purchaser may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under its Notes and this Agreement. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 20 as though it were a party to this Agreement. On reasonable request by the Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Company embodying the provisions of this Section 20.
SUBSTITUTION OF PURCHASER.

         Each Purchaser shall have the right to substitute any one of its Affiliates or managed investment accounts or funds as the purchaser of the Notes that such Purchaser has agreed to purchase hereunder, by written notice to the Company, which notice shall be signed by such Purchaser and such Affiliate or managed investment account or fund, as the case may be, shall contain such Affiliate's or managed investment account's or fund's agreement to be bound by this Agreement and shall contain a confirmation by such Affiliate or managed investment account or fund of the accuracy with respect to it of the representations set forth in Section 6. Upon receipt of such notice, wherever the word "Purchaser" is used in this Agreement (other than in this Section 21), such word shall be deemed to refer to such Affiliate or managed investment account or fund in lieu of such original Purchaser. In the event that such Affiliate or managed investment account or fund is so substituted as a purchaser hereunder and such Affiliate or managed investment account or fund thereafter transfers to such Purchaser all of the Notes then held by such Affiliate or managed investment account or fund, upon receipt by the Company of notice of such transfer, wherever the word "Purchaser" is used in this Agreement (other than in this Section 21), such word shall no longer be deemed to refer to such Affiliate or managed investment account or fund, but shall refer to the original Purchaser, and such Purchaser shall have all the rights of an original holder of the Notes under this Agreement.

MISCELLANEOUS.
Successors and Assigns.

         All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not.
Payments Due on Non-Business Days.

         Anything in this Agreement or the Notes to the contrary notwithstanding, any payment of principal of or Yield-Maintenance Amount or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day.
Severability.

         Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.
Construction.

         Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person. Counterparts.

         This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

Governing Law.

         THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAW OF SUCH STATE THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE.



  [Remainder of page intentionally left blank. Next page is signature page.]

         Each Purchaser that is in agreement with the foregoing shall sign the form of agreement on the accompanying counterpart of this Agreement and shall return it to the Company, whereupon the foregoing shall become a binding agreement between each such Purchaser and the Company.

                                          Very truly yours,

                                          OLD DOMINION FREIGHT LINE, INC.



                                          By:    J. Wes Frye
                                             ----------------------------
                                          Name:  J. Wes Frye
                                          Title: Sr. VP - Finance



The foregoing is hereby agreed to
as of the date thereof:


THE PRUDENTIAL INSURANCE COMPANY OF AMERICA



By:      Thomas P. Hackett
   --------------------------------
Name:    Thomas P. Hackett
Title:   Vice President


PRUCO LIFE INSURANCE COMPANY


By:      Thomas P. Hackett
   --------------------------------
Name:    Thomas P. Hackett
Title:   Vice President


PRUCO LIFE INSURANCE COMPANY OF NEW JERSEY



By:      Thomas P. Hackett
   --------------------------------
Name:    Thomas P. Hackett
Title:   Vice President

HARTFORD LIFE INSURANCE COMPANY
By:      Prudential Private Placement Investors, L.P.,
         as Investment Advisor
By:      Prudential Private Placement Investors, Inc.,
         General Partner



By:      Thomas P. Hackett
   -------------------------------
Name:    Thomas P. Hackett
Title:   Vice President

                                  SCHEDULE A

                      INFORMATION RELATING TO PURCHASERS

---------------------------------------------------------------------------------------------------------------------
 Purchaser Name                                  THE PRUDENTIAL INSURANCE COMPANY OF AMERICA
---------------------------------------------------------------------------------------------------------------------
Name in which to register Notes                  THE PRUDENTIAL INSURANCE COMPANY OF AMERICA
---------------------------------------------------------------------------------------------------------------------
Note Registration Number;  Principal Amount      RA-1; $34,800,000
---------------------------------------------------------------------------------------------------------------------
Payment on account of Note

         Method                                  Federal Funds Wire Transfer

         Account information                     The Bank of New York
                                                 New York, NY
                                                 ABA # 021-000-018
                                                 Acct # 890-0304-391
                                                 Ref: PPN# 679580 B@ 8; INV# _____

                                                 Re: (See "Accompanying information" below)
---------------------------------------------------------------------------------------------------------------------
Accompanying information                         Name of Issuer:            OLD DOMINION FREIGHT LINE, INC.

                                                 Description of Security:   6.93% Senior Guarantied Note due
                                                                            August 10, 2008

                                                 PPN:                       679580 B@ 8

                                                 Due date and application (as among principal, premium and interest)
                                                 of the payment being made.
---------------------------------------------------------------------------------------------------------------------
Address for Notices Related to Payments          The Prudential Insurance Company of America
                                                 c/o Investment Operations Group
                                                 Gateway Center Two, 10th Floor
                                                 100 Mulberry Street
                                                 Newark, NJ 07102
                                                 Attn:  Manager, Billings and Collections

                                                 Fax:  (973) 802-8764

                                                 with telephonic prepayment notice to (973) 802-6009.
                                                 ------------------------------------

                                                 Fax:  (973) 802-9425

                                                 and with a copy to:
                                                 ------------------

                                                 Prudential Capital Group
                                                 Two Ravinia Drive, Suite 1400
                                                 Atlanta, GA 30346
                                                 Attn:  Managing Director

                                                 Fax:   (770) 395-8421
---------------------------------------------------------------------------------------------------------------------
Address for all other Notices                    Prudential Capital Group
                                                 Two Ravinia Drive, Suite 1400
                                                 Atlanta, GA 30346
                                                 Attn:  Managing Director

                                                 Fax:   (770) 395-8421
---------------------------------------------------------------------------------------------------------------------

                                 Schedule A-1

---------------------------------------------------------------------------------------------------------------------
 Purchaser Name                                  THE PRUDENTIAL INSURANCE COMPANY OF AMERICA
---------------------------------------------------------------------------------------------------------------------
Instructions re Delivery of Notes                Philip Corsello, Esq.
                                                 Prudential Capital Group
                                                 1114 Avenue of the Americas, 30th Floor
                                                 New York, NY 10036

                                                 Tel:  212-626-2068
                                                 Fax:  212-626-2079
---------------------------------------------------------------------------------------------------------------------
Tax identification number                        22-1211670
---------------------------------------------------------------------------------------------------------------------

                                 Schedule A-2

---------------------------------------------------------------------------------------------------------------------
 Purchaser Name                                   THE PRUDENTIAL INSURANCE COMPANY OF AMERICA
---------------------------------------------------------------------------------------------------------------------
Name in which to register Notes                   THE PRUDENTIAL INSURANCE COMPANY OF AMERICA
---------------------------------------------------------------------------------------------------------------------
Note Registration Number; Principal Amount        RA-2; $3,000,000
---------------------------------------------------------------------------------------------------------------------
Payment on account of Note
         Method                                   Federal Funds Wire Transfer

         Account information                      The Bank of New York
                                                  New York, NY
                                                  ABA # 021-000-018
                                                  Acct # 890-0304-944
                                                  Ref:  PPN# 679580 B@ 8; INV# ____

                                                  Re:  (See "Accompanying information" below)
---------------------------------------------------------------------------------------------------------------------
Accompanying information                          Name of Issuer:            OLD DOMINION FREIGHT LINE, INC.

                                                  Description of Security:   6.93% Senior Guarantied Note due
                                                                             August 10, 2008

                                                  PPN:                       679580 B@ 8

                                                  Due date and application (as among principal, premium and
                                                  interest) of the payment being made.
---------------------------------------------------------------------------------------------------------------------
Address for Notices Related to Payments           The Prudential Insurance Company of America
                                                  c/o Investment Operations Group
                                                  Gateway Center Two, 10th Floor
                                                  100 Mulberry Street
                                                  Newark, NJ  07102
                                                  Attn:  Manager, Billings and Collections

                                                  Fax:   (973) 802-8764

                                                  with telephonic prepayment notice to (973) 802-6009.
                                                  ------------------------------------

                                                  Fax:  (973) 802-9425

                                                  and with a copy to:
                                                  ------------------

                                                  Prudential Capital Group
                                                  Two Ravinia Drive, Suite 1400
                                                  Atlanta, GA 30346
                                                  Attn:  Managing Director

                                                  Fax:   (770) 395-8421
---------------------------------------------------------------------------------------------------------------------
Address for all other Notices                     Prudential Capital Group
                                                  Two Ravinia Drive, Suite 1400
                                                  Atlanta, GA 30346
                                                  Attn: Managing Director

                                                  Fax:  (770) 395-8421
---------------------------------------------------------------------------------------------------------------------
Instructions re Delivery of Notes                 Philip Corsello, Esq.
                                                  Prudential Capital Group
                                                  1114 Avenue of the Americas, 30th Floor
                                                  New York, NY 10036

                                                  Tel:  212-626-2068
                                                  Fax:  212-626-2079
---------------------------------------------------------------------------------------------------------------------
Tax identification number                         22-1211670
---------------------------------------------------------------------------------------------------------------------

                                 Schedule A-3

---------------------------------------------------------------------------------------------------------------------
Purchaser Name                                    HARTFORD LIFE INSURANCE COMPANY
---------------------------------------------------------------------------------------------------------------------
Name in which to register Notes                   HARTFORD LIFE INSURANCE COMPANY
---------------------------------------------------------------------------------------------------------------------
Note Registration Number; Principal Amount        RA-3; $5,000,000
---------------------------------------------------------------------------------------------------------------------
Payment on account of Note

         Method                                   Federal Funds Wire Transfer

         Account information                      Chase Manhattan Bank
                                                  4 New York Plaza
                                                  New York, NY 10004
                                                  ABA # 021-000-021
                                                  Chase NYC/Cust
                                                  Acct # 900-9-000200 for F/C/T G 08965 CRD

                                                  Prin $_______; Int $_________
---------------------------------------------------------------------------------------------------------------------
Accompanying information                          Name of Issuer:            OLD DOMINION FREIGHT LINE, INC.

                                                  Description of Security:   6.93% Senior Guarantied Note due
                                                                             August 10, 2008

                                                  PPN:                       679580 B@ 8

                                                  Due date and application (as among principal, premium and
                                                  interest) of the payment being made.
---------------------------------------------------------------------------------------------------------------------
Address for Notices Related to Payments           Hartford Investment Management Company
                                                  c/o Portfolio Support
                                                  P.O. Box 1744
                                                  Hartford, CT 06144-1744

                                                  Fax:  (860) 297-8875/8876
---------------------------------------------------------------------------------------------------------------------
Address for all other Notices                     Prudential Private Placement Investors, Inc.
                                                  Four Gateway Center, 7th Floor
                                                  100 Mulberry Street
                                                  Newark, NJ 07102

                                                  Attn:  Institutional Asset Management
                                                  Tel:  (973) 802-8608
                                                  Fax:  (973) 802-7045
---------------------------------------------------------------------------------------------------------------------
Instructions re Delivery of Notes                 Philip Corsello, Esq.
                                                  Prudential Capital Group
                                                  1114 Avenue of the Americas, 30th Floor
                                                  New York, NY 10036

                                                  Tel:  212-626-2068
                                                  Fax:  212-626-2079
---------------------------------------------------------------------------------------------------------------------
Tax identification number                         06-0974148
---------------------------------------------------------------------------------------------------------------------

                                 Schedule A-4

=====================================================================================================================
Purchaser Name                                 PRUCO LIFE INSURANCE COMPANY OF NEW JERSEY
---------------------------------------------------------------------------------------------------------------------
Name in which to register Notes                PRUCO LIFE INSURANCE COMPANY OF NEW JERSEY
---------------------------------------------------------------------------------------------------------------------
Note Registration Number; Principal Amount     RA-4; $5,200,000
---------------------------------------------------------------------------------------------------------------------
Payment on account of Note
         Method                                Federal Funds Wire Transfer

         Account information                   The Bank of New York
                                               New York, NY
                                               ABA # 021-000-018
                                               Acct # 890-0304-754
                                               Ref:  PPN# 679580 B@ 8; INV# ____

                                               Re:  (See "Accompanying information" below)
---------------------------------------------------------------------------------------------------------------------
Accompanying information                       Name of Issuer:            OLD DOMINION FREIGHT LINE, INC.

                                               Description of Security:   6.93% Senior Guarantied Note due
                                                                          August 10, 2008

                                               PPN:                       679580 B@ 8

                                               Due date and application (as among principal, premium and interest) of the payment being made.
---------------------------------------------------------------------------------------------------------------------
Address for Notices Related to Payments        Pruco Life Insurance Company of New Jersey
                                               c/o The Prudential Insurance Company of America
                                               c/o Investment Operations Group
                                               Gateway Center Two, 10/th/ Floor
                                               100 Mulberry Street
                                               Newark, NJ 07102
                                               Attn:    Manager, Billings and Collections

                                               Fax:     (973) 802-8764

                                               with telephonic prepayment notice to:
                                               ------------------------------------

                                               Manager, Trade Management Group
                                               Tel:     (973) 802-4222
                                               Fax:     (973) 802-9425

                                               and with a copy to:
                                               ------------------

                                               The Prudential Insurance Company of America
                                               c/o Prudential Capital Group
                                               Two Ravinia Drive, Suite 1400
                                               Atlanta, GA 30346
                                               Attn:    Managing Director

                                               Fax:     (770) 395-8421
---------------------------------------------------------------------------------------------------------------------
Address for all other Notices                  The Prudential Insurance Company of America
                                               c/o Prudential Capital Group
                                               Two Ravinia Drive, Suite 1400
                                               Atlanta, GA 30346
                                               Attn:    Managing Director

                                               Fax:     (770) 395-8421
=====================================================================================================================

                                 Schedule A-5

=====================================================================================================================
Purchaser Name                                 PRUCO LIFE INSURANCE COMPANY OF NEW JERSEY
---------------------------------------------------------------------------------------------------------------------
Instructions re Delivery of Notes              Philip Corsello, Esq.
                                               Prudential Capital Group
                                               1114 Avenue of the Americas, 30th Floor
                                               New York, NY  10036

                                               Tel:     212-626-2068
                                               Fax:     212-626-2079
---------------------------------------------------------------------------------------------------------------------
Tax identification number                      22-2426091
=====================================================================================================================

                                 Schedule A-6

=====================================================================================================================
Purchaser Name                                 PRUCO LIFE INSURANCE COMPANY
---------------------------------------------------------------------------------------------------------------------
Name in which to register Notes                PRUCO LIFE INSURANCE COMPANY
---------------------------------------------------------------------------------------------------------------------
Note registration number; Principal Amount     RA-5; $2,000,000
---------------------------------------------------------------------------------------------------------------------
Payment on account of Note
         Method                                Federal Funds Wire Transfer

         Account information                   The Bank of New York
                                               New York, NY
                                               ABA # 021-000-018
                                               Acct # 890-0304-421
                                               Ref:  PPN# 679580 B@ 8; INV# ____

                                               Re:  (See "Accompanying information" below)
---------------------------------------------------------------------------------------------------------------------
Accompanying information                       Name of Issuer:               OLD DOMINION FREIGHT LINE, INC.
                                               Description of Security:      6.93% Senior Guarantied Note due
                                                                             August 10, 2008

                                               PPN:                          679580 B@ 8

                                               Due date and application (as among principal, premium and interest) of the payment being made.
---------------------------------------------------------------------------------------------------------------------
Address for Notices Related to Payments        Pruco Life Insurance Company
                                               c/o The Prudential Insurance Company of America
                                               c/o Investment Operations Group
                                               Gateway Center Two, 10/th/ Floor
                                               100 Mulberry Street
                                               Newark, NJ 07102
                                               Attn:    Manager, Billings and Collections

                                               Fax:     (973) 802-8764

                                               with telephonic prepayment notice to:
                                               ------------------------------------
                                               Manager, Trade Management Group
                                               Tel:     (973) 802-4222
                                               Fax:     (973) 802-9425

                                               and with a copy to:
                                               ------------------

                                               The Prudential Insurance Company of America
                                               c/o Prudential Capital Group
                                               Two Ravinia Drive, Suite 1400
                                               Atlanta, GA 30346
                                               Attn:    Managing Director

                                               Fax:     (770) 395-8421
---------------------------------------------------------------------------------------------------------------------
Address for all other Notices                  The Prudential Insurance Company of America
                                               c/o Prudential Capital Group
                                               Two Ravinia Drive, Suite 1400
                                               Atlanta, GA 30346
                                               Attn:    Managing Director

                                               Fax:     (770) 395-8421
=====================================================================================================================

                                 Schedule A-7

=====================================================================================================================
Purchaser                                      PRUCO LIFE INSURANCE COMPANY
---------------------------------------------------------------------------------------------------------------------
Instructions re Delivery of Notes              Philip Corsello, Esq.
                                               Prudential Capital Group
                                               1114 Avenue of the Americas, 30th Floor
                                               New York, NY  10036

                                               Tel:     212-626-2068
                                               Fax:     212-626-2079
---------------------------------------------------------------------------------------------------------------------
Tax identification number                      22-1944557
=====================================================================================================================

                                 Schedule A-8

                                  SCHEDULE B

                                 DEFINED TERMS
                                 -------------

         As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

         "Acceptance" is defined in Section 2.2(f) of this Agreement.

         "Acceptance Day" is defined in Section 2.2(f) of this Agreement.

         "Acceptance Window" is defined in Section 2.2(f) of this Agreement.

         "Accepted Note" is defined in Section 2.2(f) of this Agreement.

         "Affiliate" means, at any time, and with respect to any Person, (a) any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person, and (b) any Person beneficially owning or holding, directly or indirectly, 10% or more of any class of voting or equity interests of the Company or any Subsidiary or any corporation of which the Company and its Subsidiaries beneficially own or hold, in the aggregate, directly or indirectly, 10% or more of any class of voting or equity interests. As used in this definition, "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Unless the context otherwise clearly requires, any reference to an "Affiliate" is a reference to an Affiliate of the Company.

         "Agreement, this" is defined in Section 17.3.

         "Applicable Closing" is defined in the introductory paragraph of
Section 4 of this Agreement.

         "Applicable Shelf Closing Day" for any Accepted Note means the Business Day specified for the closing of the purchase and sale of such Shelf Note in the Request for Purchase of such Accepted Note, provided that (a) if the Company and the Purchaser which is obligated to purchase such Shelf Note agree on an earlier Business Day for such closing, the "Applicable Shelf Closing Day" for such Accepted Note shall be such earlier Business Day, and (b) if the closing of the purchase and sale of such Accepted Note is rescheduled pursuant to Section 3.2, the Applicable Shelf Closing Day for such Accepted Note, for all purposes of this Agreement except Section 2.2(h)(ii) and 2.2(h)(iii) hereof, shall mean the Rescheduled Closing Day with respect to such Accepted Note.

                                 Schedule B-1

         "Asset Disposition" means any Transfer except:

                (a) any Transfer from the Company to a Subsidiary or from a Subsidiary to another Subsidiary, which in either case is for Fair Market Value, and so long as immediately before and immediately after the consummation of any such Transfer and after giving effect thereto, no Default or Event of Default exists; and

                (b) any Transfer made in the ordinary course of business and involving only property that is either (i) inventory held for sale or
         (ii) equipment, fixtures, supplies or materials no longer required in the operation of the business of the Company or any of its Subsidiaries or that is obsolete.

         "Authorized Officer" means

                       (a) for purposes of Section 2.2 of this Agreement, in the
                case of the Company, any one of Earl E. Congdon, David S. Congdon, J. Wes Frye or Joel B. McCarty, and

                       (b) in the case of Prudential, any officer of
                Prudential designated as its "Authorized Officer" in Annex 1 attached hereto, or any officer of Prudential designated as its "Authorized Officer" for the purpose of this Agreement in a certificate executed by one of its Authorized Officers.

         Any action taken under this Agreement on behalf of the Company by any individual who on or after the date of this Agreement shall have been an Authorized Officer and whom Prudential in good faith believes to be an Authorized Officer of the Company at the time of such action shall be binding on the Company even though such individual shall have ceased to be an Authorized Officer of the Company, and any action taken under this Agreement on behalf of Prudential by any individual who on or after the date of this Agreement shall have been an Authorized Officer of Prudential and whom the Company in good faith believes to be an Authorized Officer of Prudential at the time of such action shall be binding on Prudential even though such individual shall have ceased to be an Authorized Officer of Prudential.

         "Available Facility Amount" means, at any time, the result of
                                                             ------

                (a)    $65,000,000, minus
                                    -----

                (b) the aggregate principal amount of all outstanding Initial Notes, minus
                              -----

                (c) the aggregate principal amount of Accepted Notes which have not yet been purchased and sold hereunder prior to such time, plus
                                                                            ----

                (d) the aggregate principal amount of Notes purchased and sold pursuant to this Agreement and thereafter retired prior to such time (to the extent that the Company shall have agreed with Prudential to reinstate the Facility with respect to such amount).

                                 Schedule B-2

         "Bank" means First Union National Bank, a national banking association.

         "Bank Waiver" is defined in Section 9.6 of this Agreement.

         "Business Day" means any day other than (a) a Saturday or a Sunday, (b) a day on which commercial banks located in New York City or High Point, North Carolina are required by law (other than a general banking moratorium or holiday for a period exceeding four consecutive days) to be closed or authorized to be closed, and (c) for purposes of Section 2.2(c) of this Agreement only, a day on which Prudential is not open for business.

         "Cancellation Date" is defined in Section 2.2(h)(iii) of this Agreement.

         "Cancellation Fee" is defined in Section 2.2(h)(iii) of this Agreement.

         "Capital Lease" means, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

         "Capital Lease Obligation" means, with respect to any Person and a Capital Lease, the amount of the obligations of such Person as the lessee under such Capital Lease which would, in accordance with GAAP, appears as a liability on a balance sheet of such Person.

         "Change in Control" is defined in Section 8.3(f).

         "Code" means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

         "Company" is defined in the introductory paragraph of this Agreement.

         "Confidential Information" is defined in Section 20 of this Agreement.

         "Confirmation of Acceptance" is defined in Section 2.2(f) of this Agreement.

         "Consolidated Assets" means, at any time, the total assets of the Company and its Subsidiaries that would be shown as assets on a consolidated balance sheet of the Company and its Subsidiaries as of such time prepared in accordance with GAAP, after eliminating all amounts properly attributable to minority interests, if any, in the stock and surplus of Subsidiaries.

         "Consolidated Funded Debt" means, as of any date of determination, the total of all Funded Debt of the Company and its Subsidiaries outstanding on such date, after eliminating all offsetting debits and credits between the Company and its Subsidiaries and all other items required to be eliminated in the course of the preparation of consolidated financial statements of the Company and its Subsidiaries in accordance with GAAP.

                                 Schedule B-3

         "Consolidated Net Income" means, with reference to any period, the net income (or loss) of the Company and its Subsidiaries for such period (taken as a cumulative whole), as determined in accordance with GAAP, after eliminating all offsetting debits and credits between the Company and its Subsidiaries and all other items required to be eliminated in the course of the preparation of consolidated financial statements of the Company and its Subsidiaries in accordance with GAAP.

         "Consolidated Tangible Net Worth" means, at any time, the stockholders equity of the Company and its Subsidiaries determined on a consolidated basis as of such time in accordance with GAAP minus the net book amount of all assets of
                                     -----
the Company and its Subsidiaries (after deducting any reserves applicable thereto) that would be shown as intangible assets on a consolidated balance sheet of the Company and its Subsidiaries as of such time prepared in accordance with GAAP.

         "Consolidated Total Capitalization" means, at any time, the sum of Consolidated Tangible Net Worth and Consolidated Funded Debt, in each case determined at such time.

         "Current Management" is defined in Section 8.3(f) of this Agreement.

         "Current Maturities Of Funded Debt" means, at any time and with respect to any item of Funded Debt, the portion of such Funded Debt outstanding at such time which by the terms of such Funded Debt or the terms of any instrument or agreement relating thereto is due on demand or within one year from such time (whether by sinking fund, other required prepayment or final payment at maturity) and is not directly or indirectly renewable, extendible or refundable at the option of the obligor under an agreement or firm commitment in effect at such time to a date one year or more from such time.

         "Debt" means, with respect to any Person, without duplication,

              (a)  its liabilities for borrowed money;

              (b) its liabilities for the deferred purchase price of property acquired by such Person (excluding accounts payable arising in the ordinary course of business but including, without limitation, all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property);

              (c)  its Capital Lease Obligations;

              (d) letters of credit issued for the account of such Person including, but without duplication, amounts required to be reimbursed by such Person to the issuer of the letter of credit;

              (e) all liabilities for borrowed money secured by any Lien with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities); and

                                 Schedule B-4

              (f) any Guaranty of such Person with respect to liabilities of a type described in any of clauses (a) through (e) hereof.

Debt of any Person shall include all obligations of such Person of the character described in clauses (a) through (f) to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is deemed to be extinguished under GAAP. Debt shall exclude (i) any such liabilities, obligations or guaranties referred to in clauses (a) through (f) above if owed by the Company to a Wholly-Owned Subsidiary or by a Subsidiary to the Company or a Wholly-Owned Subsidiary and (ii) any unfunded obligations which may exist now or hereafter in any pension plan maintained by the Company or any Subsidiary.

         "Default" means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

         "Default Rate" means that rate of interest that is the greater of (a) 2% per annum above the rate of interest stated in the first paragraph of the Notes or (b) 2% over the rate of interest publicly announced from time to time by The Bank of New York in New York, New York (or its successor) as its "base" or "prime" rate.

         "Delayed Delivery Fee" is defined in Section 2.2(h)(ii) of this Agreement.

         "Disposition Value" means, at any time, with respect to any property
(a) in the case of property that does not constitute Subsidiary Stock, the book value thereof, valued at the time of such disposition in good faith by the Company, and (b) in the case of property that constitutes Subsidiary Stock, an amount equal to that percentage of book value of the assets of the Subsidiary that issued such stock as is equal to the percentage that the book value of such Subsidiary Stock represents of the book value of all of the outstanding capital stock of such Subsidiary (assuming, in making such calculations, that all Securities convertible into such capital stock are so converted and giving full effect to all transactions that would occur or be required in connection with such conversion) determined at the time of the disposition thereof, in good faith by the Company.

         "Distribution" means, in respect of any corporation, association or other business entity: (a) dividends or other distributions or payments on capital stock or other equity interest of such corporation, association or other business entity (except distributions in such stock or other equity interest); and (b) the redemption or acquisition of such stock or other equity interests or of warrants, rights or other options to purchase such stock or other equity interests.

         "EBIT" means the earnings (or loss) before provision for income taxes and interest for such fiscal period, as reflected on the financial statements of the Company supplied to any holder of Notes pursuant to Section 7.1 of this Agreement, but excluding (a) any gain or loss arising from the sale of non-operating assets, (b) any gain arising from any write-up of assets, (c) earnings of any Subsidiary of the Company accrued prior to the date it became a Subsidiary, (d) earnings of any corporation, substantially all of the assets of which have been acquired in any manner by the Company or any of its Subsidiaries, realized by such corporation prior to the date of such acquisition, (e) the earnings of any Person to which the assets of the Company or any of

                                 Schedule B-5
its Subsidiaries shall have been sold, transferred or disposed of, or into which the Company or any of its Subsidiaries shall have been merged, or been a party to any consolidation or other form of reorganization, prior to the date of such transaction, (f) any gain arising from the acquisition of any securities of the Company or any of its Subsidiaries, and (g) any gain or loss arising from extraordinary or non-recurring items, all determined in accordance with GAAP.

         "Environmental Laws" means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

         "ERISA Affiliate" means any trade or business (whether or not incorporated) that is treated as a single employer together with the Company under section 414 of the Code.

         "Event of Default" is defined in Section 11 of this Agreement.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Facility" is defined in Section 2.2(a) of this Agreement.

         "Fair Market Value" means, at any time and with respect to any property, the sale value of such property that would be realized in an arm's-length sale at such time between an informed and willing buyer and an informed and willing seller (neither being under a compulsion to buy or sell).

         "Financing Documents" means this Agreement, the Notes and the Guaranty Agreement.

         "Fixed Charges Coverage Ratio" means, for any fiscal quarter of the Company, the ratio of (a) EBIT plus Gross Rents less Interest Income for such fiscal quarter and the three (3) immediately preceding fiscal quarters to (b) Interest Expense less Interest Income plus Gross Rents for such fiscal quarter and the three (3) immediately preceding fiscal quarters.

         "Funded Debt" means, with respect to any Person, but without duplication (a) all Debt of such Person which by its terms or by the terms of any instrument or agreement relating thereto matures, or which is otherwise payable or unpaid, one year or more from, or is directly or indirectly renewable or extendible at the option of the obligor in respect thereof to a date one year or more (including, without limitation, an option of such obligor under a revolving credit or similar agreement obligating the lender or lenders to extend credit over a period of one year or more) from, the date of the creation thereof, (b) Capitalized Lease Obligations, (c) Current Maturities of Funded Debt, (d) all other Debt of such Person outstanding under a working capital line or revolving credit agreement or similar agreement unless there shall have been during the

                                 Schedule B-6

12 calendar month period immediately preceding any date of determination a period of at least 30 consecutive days on each of which there shall have been no Debt outstanding thereunder and (e) all Guaranties of any of the foregoing.

         "GAAP" means generally accepted accounting principles as in effect from time to time in the United States of America.

         "Governmental Authority" means

               (a)   the government of

                     (i) the United States of America or any State or other political subdivision thereof, or

                     (ii) any jurisdiction in which the Company or any Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company or any Subsidiary, or

               (b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

         "Gross Rents" means the aggregate amount of all payments that the Company is required to make pursuant to the terms of any lease by the Company of any building (including, without limitation, any of the Company's leased terminals and similar facilities) or office equipment or revenue producing equipment which lease has a term of more than six (6) months, including renewals thereof.

         "Guarantor" means ODIS, Inc., a Delaware corporation, and a Subsidiary of the Company.

         "Guaranty" means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any indebtedness, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including (without limitation) obligations incurred through an agreement, contingent or otherwise, by such Person:

               (a) to purchase such indebtedness or obligation or any property constituting security therefor;

               (b)   to advance or supply funds (i) for the purchase or payment
                                                 -
         of such indebtedness or obligation, or (ii) to maintain any working
                                                 --
         capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such indebtedness or obligation;

                                 Schedule B-7

               (c) to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such indebtedness or obligation of the ability of any other Person to make payment of the indebtedness or obligation; or

               (d) otherwise to assure the owner of such indebtedness or obligation against loss in respect thereof.

In any computation of the indebtedness or other liabilities of the obligor under any Guaranty, the indebtedness or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor.

         "Guaranty Agreement" is defined in Section 4.12.

         "Hazardous Material" means any and all pollutants, toxic or hazardous wastes or any other substances that might pose a hazard to health or safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage, or filtration of which is or shall be restricted, prohibited or penalized by any applicable law (including, without limitation, asbestos, urea formaldehyde foam insulation and polychlorinated biphenyls).

         "Hedge Treasury Note(s)" means, with respect to any Accepted Note, the United States Treasury Note or Notes whose cash flow duration (as determined by Prudential) most closely matches the duration of such Accepted Note.

         "holder" means, with respect to any Note, the Person in whose name such
Note is registered in the register maintained by the Company pursuant to Section
13.1 of this Agreement.

         "Initial Closing" is defined in Section 3.1 of this Agreement.

         "Initial Notes" is defined in Section 1.1 of this Agreement.

         "Institutional Investor" means (a) any original purchaser of a Note,
(b) any holder of a Note holding more than 5% of the aggregate principal amount of the Notes then outstanding, (c) any institutional accredited investor or (d) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form.

         "Interest Expense" means with respect to any period of determination the total interest on Debt of the Company and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP.

         "Interest Income" means, with respect to any period of determination the Company's and each Subsidiary's total interest income during such period determined on a consolidated basis in accordance with GAAP.

                                 Schedule B-8

         "Interest Payment Date" means (a) with respect to the Initial Notes, February 10 or August 10 of each year; and (b) with respect to the Shelf Notes, as indicated in such Shelf Note.

         "Investment" means any investment, made in cash or by delivery of property, by the Company or any of its Subsidiaries (a) in any Person, whether by acquisition of stock, Debt or other obligation or Security, or by loan, Guaranty, advance, capital contribution or otherwise, or (b) in any property.

         "Issuance Period" is defined in Section 2.2(b) of this Agreement.

         "Lien" means, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capital Lease, upon or with respect to any property or asset of such Person (including in the case of stock, stockholder agreements, voting trust agreements and all similar arrangements).

         "Material" means material in relation to the business, operations, affairs, financial condition, assets, properties, or prospects of the Company and its Subsidiaries taken as a whole.

         "Material Adverse Effect" means a material adverse effect on (a) the business, operations, affairs, financial condition, assets or properties of the Company and its Subsidiaries taken as a whole, or (b) the ability of the Company to perform its obligations under this Agreement and the Notes, or (c) the validity or enforceability of this Agreement or the Notes.

         "Multiemployer Plan" means any Plan that is a "multiemployer plan" (as such term is defined in section 4001(a)(3) of ERISA).

         "Net Proceeds Amount" means, with respect to any Transfer of any property by any Person, an amount equal to the difference of (a) the aggregate amount of the consideration (valued at the Fair Market Value of such consideration at the time of the consummation of such Transfer) received by such Person in respect of such Transfer, minus (b) all ordinary and reasonable out-of-pocket costs and expenses actually incurred by such Person in connection with such Transfer.

         "Net Proceeds Of Capital Stock" means, with respect to any period, cash proceeds (net of all costs and out-of-pocket expenses in connection therewith, including, without limitation, placement, underwriting and brokerage fees and expenses), received by the Company and its Subsidiaries during such period, from the sale of all capital stock (other than Redeemable capital stock) of the Company, including in such net proceeds: (a) the net amount paid upon issuance and exercise during such period of any right to acquire any capital stock, or paid during such period to convert a convertible debt Security to capital stock (but excluding any amount paid to the Company upon issuance of such convertible debt Security); and (b) any amount paid to the Company upon issuance of any convertible debt Security issued after March 31, 1996 and thereafter converted to capital stock during such period.

                                 Schedule B-9

         "1998 Holders" means, collectively, New York Life Insurance and Annuity Corporation and Nationwide Life Insurance Company.

         "Noteholder Waiver" is defined in Section 9.6 of this Agreement.

         "Notes" is defined in Section 1.2 of this Agreement.

         "Notice Event" is defined in Section 8.3(g) of this Agreement.

         "Officer's Certificate" means a certificate of a Senior Financial Officer or of any other officer of the Company whose responsibilities extend to the subject matter of such certificate.

         "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

         "Person" means an individual, partnership, corporation, limited liability company, association, joint venture, trust, unincorporated organization, or a government or agency or political subdivision thereof.

         "Plan" means an "employee benefit plan" (as defined in section 3(3) of ERISA) that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have any liability.

         "property" or "properties" means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

         "Proposed Prepayment Date" is defined in Section 8.3(b) of this Agreement.

         "Prudential" is defined at the commencement of this Agreement.

         "Prudential Affiliate" means (a) any corporation or other entity all of the Voting Stock (or equivalent voting securities or interests) of which is owned by Prudential either directly or through Affiliates of Prudential, or (b) any fund, account or other investment vehicle that invests primarily in loans or notes and is managed by Prudential or an Affiliate of Prudential.

         "PTE" is defined in Section 6.2(a) of this Agreement.

         "Purchaser" means, with respect to any Notes, one or more of Prudential and/or the Prudential Affiliates that are purchasing such Notes.

         "QPAM Exemption" means Prohibited Transaction Class Exemption 84-14 issued by the United States Department of Labor.

         "Redeemable" means, with respect to the capital stock of any Person, each share of such Person's capital stock that is: (a) redeemable, payable or required to be purchased or otherwise

                                 Schedule B-10
retired or extinguished, or convertible into Debt of such Person (i) at a fixed or determinable date, whether by operation of a sinking fund or otherwise, (ii) at the option of any Person other than such Person, or (iii) upon the occurrence of a condition not solely within the control of such Person; or (b) convertible into other Redeemable capital stock.

     "Reinvestment Application" means, with respect to any Transfer of property, the application of an amount equal to the Net Proceeds Amount with respect to such Transfer (a) to the acquisition by the Company or any Subsidiary of operating assets of the Company or such Subsidiary to be used in the ordinary course of business of such Person or (b) for reinvestment in the business of the Company or such Subsidiary as such business is conducted as of the date of this Agreement.

     "Reportable Event" means any of the events set forth in section 4043(b) of ERISA.

     "Request for Purchase" is defined in Section 2.2(d) of this Agreement.

     "Required Holders" means the holder or holders of at least a majority of the aggregate principal amount of the Notes (regardless of Series) from time to time outstanding (exclusive of Notes then owned by any one or more of the Company or any Affiliate).

     "Rescheduled Closing Day" is defined in Section 3.2 of this Agreement.

     "Responsible Officer" means any Senior Financial Officer and any other officer of the Company with responsibility for the administration of the relevant portion of this agreement.

     "Restricted Investments" means all Investments except the following:

          (a) property to be used in the ordinary course of business of the Company and its Subsidiaries;

          (b) current assets arising from the sale of goods and services in the ordinary course of business of the Company and its Subsidiaries;

          (c) Investments in one or more Subsidiaries or any Person that concurrently with such Investment becomes a Subsidiary;

          (d) Investments existing on the date of the Initial Closing and disclosed in Schedule C;

          (e) Investments in United States Governmental Securities, provided that such obligations mature within 365 days from the date of acquisition thereof;

          (f) Investments in certificates of deposit or banker's acceptances issued by an Acceptable Bank, provided that such obligations mature within 365 days from the date of acquisition thereof;

                                 Schedule B-11

          (g) Investments in commercial paper given the highest rating by a credit rating agency of recognized national standing and maturing not more than 270 days from the date of creation thereof;

          (h)  Investments in Repurchase Agreements; and

          (i) Investments in tax-exempt obligations of any state of the United States of America, or any municipality of any such state, in each case rated "AA" or better by S&P, "Aa2" or better by Moody's or an equivalent rating by any other credit rating agency of recognized national standing, provided that such obligations mature within 365 days from the date of acquisition thereof.

As of any date of determination, each Restricted Investment shall be valued at the lesser of:

          (x) the amount at which such Restricted Investment is shown on the books of the Company or any of its Subsidiaries in accordance with GAAP; and

          (y) the excess of (A) the cost thereof to the Company or its Subsidiary over (B) any return of capital (after income taxes applicable thereto) upon such Restricted Investment through the sale or other liquidation thereof or part thereof or otherwise.

Notwithstanding anything contained in the foregoing to the contrary, if any Restricted Investment is not shown on the books of the Company or any of its Subsidiaries, such Restricted Investment shall be valued in accordance with clause (y) above.

As used in this definition of "Restricted Investments":

               "Acceptable Bank" means any bank or trust company (i) which is organized under the laws of the United States of America or any State thereof, (ii) which has capital, surplus and undivided profits aggregating at least $100,000,000, and (iii) whose long-term unsecured debt obligations (or the long-term unsecured debt obligations of the bank holding company owning all of the capital stock of such bank or trust company) shall have been given a rating of "A-" or better by S&P, "A3" or better by Moody's or an equivalent rating by any other credit rating agency of recognized national standing.

               "Acceptable Broker-Dealer" means any Person other than a natural person (i) which is registered as a broker or dealer pursuant to the Exchange Act and (ii) whose long-term unsecured debt obligations shall have been given a rating of "A" or better by S&P, "A2" or better by Moody's or an equivalent rating by any other credit rating agency of recognized national standing.

               "Moody's" means Moody's Investors Service, Inc.

               "Repurchase Agreement" means any written agreement (a) that provides for (i) the transfer of one or more United States
     Governmental Securities in an aggregate

                                 Schedule B-12
     principal amount at least equal to the amount of the Transfer Price (defined below) to the Company or any of its Subsidiaries from an Acceptable Bank or an Acceptable Broker-Dealer against a transfer of funds (the "Transfer Price") by the Company or such Subsidiary to such Acceptable Bank or Acceptable Broker-Dealer, and (ii) a simultaneous agreement by the Company or such Subsidiary, in connection with such transfer of funds, to transfer to such Acceptable Bank or Acceptable Broker-Dealer the same or substantially similar United States Governmental Securities for a price not less than the Transfer Price plus a reasonable return thereon at a date certain not later than 365 days after such transfer of funds, (b) in respect of which the Company or such Subsidiary shall have the right, whether by contract or pursuant to applicable law, to liquidate such agreement upon the occurrence of any default thereunder, and (c) in connection with which the Company or such Subsidiary, or an agent thereof, shall have taken all action required by applicable law or regulations to perfect a Lien in such United States Governmental Securities.

               "S&P" means Standard & Poor's Ratings Group, a division of McGraw Hill, Inc.

               "United States Governmental Security" means any direct obligation of, or obligation guarantied by, the United States of America, or any agency controlled or supervised by or acting as an instrumentality of the United States of America pursuant to authority granted by the Congress of the United States of America, so long as such obligation or guaranty shall have the benefit of the full faith and credit of the United States of America which shall have been pledged pursuant to authority granted by the Congress of the United States of America.

     "Restricted Payment" means any Distribution in respect of the Company or any Subsidiary of the Company (other than on account of capital stock or other equity interests of a Subsidiary owned legally and beneficially by the Company or another Subsidiary), including, without limitation, any Distribution resulting in the acquisition by the Company of Securities which would constitute treasury stock. For purposes of this Agreement, the amount of any Restricted Payment made in property shall be the greater of (x) the Fair Market Value of such property (as determined in good faith by the board of directors (or equivalent governing body) of the Person making such Restricted Payment) and (y) the net book value thereof on the books of such Person, in each case determined as of the date on which such Restricted Payment is made.

     "Sale-And-Leaseback Transaction" means a transaction or series of transactions pursuant to which the Company or any Subsidiary shall sell or transfer to any Person (other than the Company or a Subsidiary) any property, whether now owned or hereafter acquired, and, as part of the same transaction or series of transactions, the Company or any Subsidiary shall rent or lease as lessee (other than pursuant to a Capital Lease), or similarly acquire the right to possession or use of, such property or one or more properties which it intends to use for the same purpose or purposes as such property.

     "Securities Act" means the Securities Act of 1933, as amended from time to time.

                                 Schedule B-13

     "Security" is defined in section 2(1) of the Securities Act.

     "Senior Financial Officer" means the chief financial officer, principal accounting officer, treasurer or comptroller of the Company.

     "Series" is defined in Section 1.2 of this Agreement.

     "Shelf Notes" is defined in Section 1.2 of this Agreement.

     "Source" is defined in Section 6.2 of this Agreement.

     "Subsidiary" means, as to any Person, any corporation, association or other business entity in which such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such entity, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries (unless such partnership can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). Unless the context otherwise clearly requires, any reference to a "Subsidiary" is a reference to a Subsidiary of the Company.

     "Subsidiary Stock" means, with respect to any Person, the stock (or any options or warrants to purchase stock or other Securities exchangeable for or convertible into stock) of any Subsidiary of such Person.

     "Successor Corporation" is defined in Section 10.6 of this Agreement.

     "Transfer" means, with respect to any Person, any transaction in which such Person sells, conveys, transfers or leases (as lessor) any of its property, including, without limitation, Subsidiary Stock. For purposes of determining the application of the Net Proceeds Amount in respect of any Transfer, the Company may designate any Transfer as one or more separate Transfers each yielding a separate Net Proceeds Amount. In any such case, (a) the Disposition Value of any property subject to each such separate Transfer and (b) the amount of Consolidated Net Income attributable to any property subject to each such separate Transfer shall be determined by ratably allocating the aggregate Disposition Value of, and the aggregate Consolidated Net Income attributable to, all property subject to all such separate Transfers to each such separate Transfer proportionately based on the net book value of the property that is subject to each such separate Transfer.

     "Voting Stock" means, with respect to any Person, capital stock of any class or classes of a corporation, an association or another business entity, the holders of which are ordinarily, in the absence of contingencies, entitled to vote in the election of corporate directors (or individuals performing similar functions) of such Person or which permit the holders thereof to control the management of such Person, including general partnership interests in a partnership and membership interests in a limited liability company.

                                 Schedule B-14

     "Waiver" is defined in Section 9.6 of this Agreement.

     "Wholly-Owned Subsidiary" means, at any time, any Subsidiary one hundred percent (100%) of all of the equity interests (except directors' qualifying shares) and voting interests of which are owned by any one or more of the Company and the Company's other Wholly-Owned Subsidiaries at such time.

     "Yield-Maintenance Amount" is defined in Section 8.7 of this Agreement.

                                 Schedule B-15

SCHEDULE C

INVESTMENTS
-----------

     None.

                                 Schedule C-1

                                  SCHEDULE 4.9

                         CHANGES IN CORPORATE STRUCTURE
                         ------------------------------

     None.

                                Schedule 4.9-1

                                  SCHEDULE 5.4

                  SUBSIDIARIES OF THE COMPANY AND OWNERSHIP OF
                  --------------------------------------------
                                SUBSIDIARY STOCK
                                ----------------

-------------------------------------------------------------------------------
Subsidiary Name                          % Ownership of Subsidiary Stock
-------------------------------------------------------------------------------
ODIS, Inc.                               100%
-------------------------------------------------------------------------------

                                Schedule 5.4-1

                                  SCHEDULE 5.5

                              FINANCIAL STATEMENTS
                              --------------------

     Annual Report for year ended 12/31/2000.

                                Schedule 5.5-1

                                  SCHEDULE 5.12

                           ERISA AFFILIATES AND PLANS
                           --------------------------

     None.

                                Schedule 5.12-1

                                 SCHEDULE 5.14

                                USE OF PROCEEDS
                                ---------------

          Pay down current debt.

                                Schedule 5.14-1

                                  SCHEDULE 5.15

                                  EXISTING DEBT
                                  -------------

     General Electric Credit Corp.              $   438,441.25      *
     TransAmerica Credit Corp.                  $   204,174.70      *
     Bank One                                   $ 2,449,985.26      *
     IBM Credit Corp.                           $ 1,414,880.09
                                                --------------
                                                $ 4,507,481.30

     First Union National Bank (revolver)       $49,450,000.00
     New York Life Insurance Co.                $26,642,857.00
     Nationwide Insurance Co.                   $13,000,000.00
                                                --------------
                                                $89,092,857.00

     Total Existing Debt                        $93,600,338.30


* Debt assumed through acquisitions.

                                Schedule 5.15-1

                                  SCHEDULE 10.4
                                  -------------

                                      LIENS

         See Schedule 5.15.

         General Electric Credit Corp.

         TransAmerica Credit Corp.

         Bank One

         IBM Credit Corp.

                                Schedule 10.4-1

                                                                     EXHIBIT 1.1

                            [FORM OF INITIAL NOTE]


                        OLD DOMINION FREIGHT LINE, INC.

                     6.93% SENIOR NOTE DUE AUGUST 10, 2008

No. RA-[__]                                                               [Date]
$[________]                                                      PPN: [________]

     FOR VALUE RECEIVED, the undersigned, OLD DOMINION FREIGHT LINE, INC. (herein called the "Company"), a corporation organized and existing under the laws of the State of Virginia, hereby promises to pay to [_________], or registered assigns, the principal sum of [__________] DOLLARS ($[________]) on August 10, 2008, with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof at the rate of 6.93% per annum from the date hereof, payable quarterly, on the 10th day of each May, August, November and February in each year, commencing with August 10, 2001, until the principal hereof shall have become due and payable, and (b) following the occurrence and during the continuance of any Event of Default, at a rate per annum from time to time equal to the Default Rate (as defined in the Note Purchase Agreement referred to below, computed on the basis of a 360-day year of twelve 30-day months, and the actual number of days elapsed). In addition, overdue Yield-Maintenance Amount (as defined in the Note Purchase Agreement referred to below), if any, and overdue interest (to the extent permitted by applicable law), if any, on this Note shall bear interest at a rate per annum from time to time equal to the Default Rate (computed on the basis of a 360-day year of twelve 30-day months, and the actual number of days elapsed).

     Payments of principal of, interest on and any Yield-Maintenance Amount with respect to this Note are to be made in lawful money of the United States of America at the address shown in the register maintained by the Company for such purpose or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

     This Note is one of a series of Senior Guarantied Notes (herein called the "Notes") issued pursuant to a Note Purchase and Shelf Agreement, dated as of May 1, 2001 (as from time to time amended, the "Note Purchase Agreement"), between the Company and the Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, (i)
                                                                             -
to have agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (ii) to have made the representation set forth in
                             --
Section 6.2 of the Note Purchase Agreement.

                                 Exhibit 1.1-1

     This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this
Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

     The Company will make required prepayments of principal on the dates and in the amounts specified in the Note Purchase Agreement. This Note is also subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

     If an Event of Default, as defined in the Note Purchase Agreement, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Yield-Maintenance Amount) and with the effect provided in the Note Purchase Agreement.

     THIS NOTE AND THE NOTE PURCHASE AGREEMENT ARE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK.


                                         OLD DOMINION FREIGHT LINE, INC.



                                         By ______________________________
                                         Name:
                                         Title:

                                 Exhibit 1.1-2

                                                                     EXHIBIT 1.2

                             [FORM OF SHELF NOTE]


                        OLD DOMINION FREIGHT LINE, INC.

                                   SENIOR NOTE


                                   No. R-___
                                     PPN:
                          ORIGINAL PRINCIPAL AMOUNT:
                             ORIGINAL ISSUE DATE:
                                INTEREST RATE:
                           INTEREST PAYMENT DATES:/1/
                                                   -
                             FINAL MATURITY DATE:
                   PRINCIPAL INSTALLMENT DATES AND AMOUNTS:

_________________

  /1/ Insert "February 10 and August 10" if interest payments are semi-
   -
annually. Insert "February 10, May 10, August 10 and November 10" if interest payments are quarterly.

                                 Exhibit 1.2-1

     FOR VALUE RECEIVED, the undersigned, OLD DOMINION FREIGHT LINE, INC. (the "Company"), a corporation organized and existing under the laws of Virginia, hereby promises to pay to _____________________, or registered assigns, the principal sum of [$________________] [on the Final Maturity Date specified above,] [payable in installments on the Principal Installment Dates and in the amounts specified above, and on the Final Maturity Date specified above in an amount equal to the unpaid balance of the principal hereof,] with interest (computed on the basis of a 360-day year of twelve 30-day months on the unpaid balance thereof (a) at the Interest Rate per annum specified above, payable on each Interest Payment Date specified above and on the Final Maturity Date specified above, commencing with the Interest Payment Date next succeeding the date hereof, until the principal hereof shall have become due and payable, and
(b) including any Yield-Maintenance Amount (as defined in the Note Purchase Agreement referred to below) during any period in which a Default (as defined in the Note Purchase Agreement referred to below) has occurred or is existing, at a Default Rate [at a rate per annum from time to time equal to 2% per annum above the Interest Rate specified above] payable on each Interest Payment Date as aforesaid (or, at the option of the registered holder hereof, on demand).

     Payments of principal of, and interest on, and any Yield-Maintenance Amount payable with respect to, this Note are to be made at the address shown in the register maintained by the Company for such purpose or at such other place as the holder hereof shall designate to the Company in writing, in lawful money of the United States of America.

     This Note is one of a series of Shelf Notes (herein called the "Notes") issued pursuant to a Note Purchase and Shelf Agreement, dated as of May 1, 2001 (the "Note Purchase Agreement"), among the Company, The Prudential Insurance Company of America and other Purchasers listed on Schedule A attached thereto, and is entitled to the benefits thereof. As provided in the Note Purchase Agreement, this Note is subject to prepayment, in whole or from time to time in part on the terms specified in the Note Purchase Agreement.

     This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this
Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company shall not be affected by any notice to the contrary.

     In case an Event of Default, as defined in the Note Purchase Agreement, shall occur and be continuing, the principal of this Note may be declared or otherwise become due and payable in the manner and with the effect provided in the Note Purchase Agreement.

                                Exhibit 1.2-2

     THIS NOTE AND THE NOTE PURCHASE AGREEMENT ARE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK.


                                          OLD DOMINION FREIGHT LINE, INC.



                                          By______________________________
                                          Name:
                                          Title:

                                 Exhibit 1.2-3

                                                                  EXHIBIT 2.2(d)

                        [FORM OF REQUEST FOR PURCHASE]


     Reference is made to the Note Purchase Agreement (the "Agreement"), dated as of May 1, 2001, among OLD DOMINION FREIGHT LINE, INC. (the "Company"), and The Prudential Insurance Company of America ("Prudential") and/or its affiliates, indirect subsidiaries or managed accounts ("Prudential Affiliates"). All terms used herein that are defined in the Agreement have the respective meanings specified in the Agreement.

     Pursuant to Section 2.2(d) of the Agreement, the Company hereby makes the following Request for Purchase:

     Aggregate principal amount of the Shelf Notes (the "Shelf Notes")

     1.   Aggregate Principal Amount:  [$________________]

     2.   Final Maturities:

     3.   Principal Maturity Dates and Payment/2/:
                                               -

     4.   Amounts and Interest Payment Periods/3/:
                                               -

     5.   Interest Rate:

     6.   Use of proceeds of the Shelf Notes:

     7.   Proposed day for the closing of the purchase and sale of the Shelf
          Notes:

     8.   The purchase price of the Shelf Notes is to be transferred to:

          Name and Name, Address and Number of Telephone No.
          ABA number of Bank Account of Bank Officer
          ------------------------------------------

     9. The Company certifies (a) that the representations and warranties contained in Section 5 of the Agreement are true on and as of the date of this Request for Purchase except to the extent of changes caused by the transactions contemplated in the Agreement and (b) that there exists on the date of this Request for Purchase no Event of Default or Default.


                                         Dated:____________________


                                         OLD DOMINION FREIGHT LINE, INC.



                                         By_____________________________

____________________

     /2/ February 10 and August 10 if semi-annually; February 10, May 10, August
      -
10 and November 10 if quarterly.

     /3/ February 10 and August 10 if interest payments are semi-annually;
      -
February 10, May 10, August 10 and November 10 if interest payments are quarterly.

                               Exhibit 2.2(d)-1

                              Authorized Officer


                               Exhibit 2.2(d)-2

                                                                  Exhibit 2.2(f)

                     [FORM OF CONFIRMATION OF ACCEPTANCE]

                        OLD DOMINION FREIGHT LINE, INC.


         Reference is made to the Note Purchase and Shelf Agreement (the "Agreement"), dated as of May 1, 2001, among OLD DOMINION FREIGHT LINE, INC. (the "Company") and The Prudential Insurance Company of America ("Prudential") and/or its affiliates, indirect subsidiaries or managed accounts ("Prudential Affiliates"). All terms used herein that are defined in the Agreement have the respective meanings specified in the Agreement.

         Each of the undersigned institutions which is named below as a Purchaser of any Accepted Notes hereby confirms the representations as to such Accepted Notes set forth in Section 6 of the Agreement, and agrees to be bound by the provisions of Sections 2.2(f) and 3.2 of the Agreement relating to the purchase and sale of such Accepted Notes.

         The Company certifies (a) that the representations and warranties contained in Section 5 of the Agreement are true on and as of the date of this Request for Purchase except to the extent of changes caused by the transactions contemplated in the Agreement and (b) that there exists on the date of this Request for Purchase no Event of Default or Default.

         Pursuant to Section 2.2(f) of the Agreement, an Acceptance with respect to the following Accepted Notes is hereby confirmed:

         I.       Aggregate principal amount ____________________

                  (A)      (a)      Name of Purchaser:
                           (b)      Principal amount:
                           (c)      Final Maturity Date:
                           (d)      Principal installment dates and amounts:
                           (e)      Interest rate:
                           (f)      Interest payment period:

                  (B)      (a)      Name of Purchaser:
                           (b)      Principal amount:
                           (c)      Final Maturity Date:
                           (d)      Principal installment dates and amounts:
                           (e)      Interest rate:
                           (f)      Interest payment period:

                  [(C),(D) same information as to any other Purchaser]


                  (E)      Applicable Shelf Closing Day: _______________________

                                                    Dated:___________________


                                                    OLD DOMINION FREIGHT LINE,
                                                      INC.



                                                    By__________________________

                               Exhibit 2.2(f)-1

                                     Title:


THE PRUDENTIAL INSURANCE COMPANY OF AMERICA



By__________________________________

Vice President


[Signature block for each named Purchaser other than Prudential]

                               Exhibit 2.2(f)-2

                                                                  EXHIBIT 4.3(a)

                        [FORM OF OFFICER'S CERTIFICATE]

                        OLD DOMINION FREIGHT LINE, INC.

                            CERTIFICATE OF OFFICER


     I, J. Wes Frye, hereby certify that I am the Sr. Vice President Finance, CFO and Assistant Secretary of OLD DOMINION FREIGHT LINE, INC., a Virginia corporation (the "Company"), and that, as such, I have access to its records and am familiar with the matters herein certified, and I am authorized to execute and deliver this Certificate in the name of and on behalf of the Company, and that:

     1. This certificate is being delivered pursuant to Section 4.3(a) of the Note Purchase and Shelf Agreement (the "Note Purchase Agreement"), dated as of May ___, 2001, entered into by the Company and each of the purchasers listed on Schedule A thereto (together with any affiliates thereof, the "Purchasers"). The terms used in this certificate and not defined herein have the respective meanings specified in the Note Purchase Agreement.

     2. The warranties and representations of the Company contained in Section 5 of the Note Purchase Agreement are true on the date hereof with the same effect as though made on and as of the date hereof.

     3. The Company has performed and complied with all agreements and conditions contained in the Note Purchase Agreement that are required to be performed or complied with by the Company before or at the date hereof.

     4. On the date hereof, no Default or Event of Default has occurred or is continuing.

     5. Joel B. McCarty, Jr., from the date hereof, has been and is the duly elected, qualified and acting Secretary of the Company, and the signature appearing on the Certificate of the Secretary dated the date hereof and delivered to the Purchasers contemporaneously herewith is his genuine signature.

     IN WITNESS WHEREOF, I have executed this Certificate in the name and on behalf of the Company on May ___, 2001.

                                             OLD DOMINION FREIGHT LINE, INC.



                                             By:____________________________

                                             Name:   J. Wes Frye
                                             Title:  SVP - Finance

                               Exhibit 4.3(a)-1

                                                                  EXHIBIT 4.3(b)

                       [FORM OF SECRETARY'S CERTIFICATE]

                        OLD DOMINION FREIGHT LINE, INC.

                           CERTIFICATE OF SECRETARY


         I, Joel B. McCarty, Jr., hereby certify that I am the duly elected, qualified and acting Secretary of OLD DOMINION FREIGHT LINE, INC., a Virginia corporation (the "Company"), and that, as such, I have access to its records and am familiar with the matters herein certified, and I am authorized to execute and deliver this certificate in the name and on behalf of the Company, and further certify as follows.

         1. This certificate is being delivered pursuant to Section 4.3(b) of the Note Purchase and Shelf Agreement (the "Note Purchase Agreement"), dated as of May ___, 2001, entered into by the Company and each of the purchasers listed on Schedule A thereto (together with any affiliates thereof, the "Purchasers"). The terms used in this certificate and not defined herein have the respective meanings specified in the Note Purchase Agreement.

         2. Attached hereto as Attachment A is a true and correct copy of resolutions, and the preamble thereto, adopted by the Board of Directors of the Company on January 30, 2001, and such resolutions and preamble set forth in Attachment A hereto were duly adopted by said Board of Directors and are in full force and effect on and as of the date hereof, not having been amended, altered or repealed, and such resolutions are filed with the records of the Board of Directors.

         3. (a) The documents listed below were executed and delivered by the Company pursuant to and in accordance with the resolutions set forth in Attachment A hereto and said documents as executed are substantially in the form submitted to and approved by the Board of Directors of the Company as aforementioned:

             (i)  the Note Purchase Agreement; and

             (ii) the Initial Notes in the aggregate principal amount of
                  $50,000,000.

         (b) The Board of Directors of the Company have also approved the form of Shelf Note contained in Exhibit 1.2 to the Note Purchase Agreement; Shelf Notes will be issued on various dates subsequent to the date hereof up to an aggregate amount of $15,000,000.

                               Exhibit 4.3(b)-1

         4. Attached hereto as Attachment B is a true, correct and complete copy of the Amended and Restated Articles of Incorporation and Amended and Restated By-laws of the Company as in full force and effect on and as of the date hereof, which Amended and Restated Articles of Incorporation have been in full effect in said form at all times from September 18, 1991 and Amended and Restated By-laws have been in full effect in said form at all times from August 19, 1991 to the date hereof, inclusive, without modification or amendment in any respect.

         5. Each of the officers of the Company listed on Attachment C has been a duly elected, qualified and acting officer of the Company holding the office or offices set forth below opposite his or her name from May 9, 1997 to the date hereof, inclusive, and the signature appearing opposite the name of each such person on Attachment C is his or her genuine signature.

         6. Attached hereto as Attachment D is a good standing certificate in respect of the Company from the State of Virginia, which certificate lists and attaches all corporate documents filed with the Secretary of State of Virginia on or prior to the date hereof in respect of the Company.


IN WITNESS THEREOF, I have hereunto set my hand on May ___, 2001.


                                       OLD DOMINION FREIGHT LINE, INC.



                                       By: _____________________________________

                                       Name:  Joel B. McCarty, Jr.
                                       Title: Sr. VP, General Counsel, Secretary

                               Exhibit 4.3(b)-2

                                 Attachment A

             BOARD OF DIRECTORS OF OLD DOMINION FREIGHT LINE, INC.
                              RESOLUTIONS ADOPTED


         The undersigned, being the Secretary of Old Dominion Freight Line, Inc., a Virginia corporation, hereby certifies that the following is a true, correct and complete copy of a Resolution adopted by the Board of Directors of Old Dominion Freight Line, Inc. by virtue of certain action taken by the Board of Directors of Old Dominion Freight Line, Inc. by a Meeting held on January 30, 2001.

                  "Wes Frye reported to the Board that he felt that it would be in the best interest of the Company to seek a credit facility in the form of a private placement and in the amount of $50,000,000.00 in order to take advantage of the reduction in treasury rates and spread and to fix interest rates over a larger period of time to meet the Company real estate purchase and construction requirement. The proceeds will be used to pay down the outstanding balance on the First Union revolver $50,000,000.00 credit facility.

         Therefore, upon motion duly made, seconded and unanimously carried it was:

                  RESOLVED: that Wes Frye be and is hereby authorized to negotiate and enter into a private placement financing facility in the total sum of $50,000,000.00 upon such terms, conditions and rate of interest as he deems appropriate and that David S. Congdon, J. Wes Frye and Joel B. McCarty, Jr. are authorized to execute such note and other instruments necessary to accomplish this purpose."


WITNESS the hand and seal of the undersigned this ___ day of May, 2001.



                                           _________________________  [SEAL]

                                           Joel B. McCarty, Jr.
                                           Secretary

                               Exhibit 4.3(b)-3

                                 Attachment B

              AMENDED AND RESTATED ARTICLES OF INCORPORATION AND
                  AMENDED AND RESTATED BYLAWS OF THE COMPANY


[To be supplied by Company.]

                               Exhibit 4.3(b)-4

                                 Attachment C

              SPECIMEN SIGNATURES OF OFFICERS EXECUTING DOCUMENTS

Name                          Title(s)                                                Signature
----                          --------                                                ---------
David S. Congdon              _______________________________                   ________________________

J. Wes Frye                   Senior Vice President Finance, CFO &
                              Assistant Secretary                               ________________________


Joel B. McCarty, Jr.          Senior Vice President, General Counsel &
                              Secretary                                         ________________________

                               Exhibit 4.3(b)-5

                                 Attachment D

                   GOOD STANDING CERTIFICATE OF THE COMPANY

[To be supplied by Company.]

                               Exhibit 4.3(b)-6

                                                               EXHIBIT 4.4(a)(i)

             [FORM OF OPINION OF SPECIAL COUNSEL FOR THE COMPANY]

                              Exhibit 4.4(a)(i)-1

                                                              EXHIBIT 4.4(a)(ii)

            [FORM OF OPINION OF SPECIAL COUNSEL FOR THE PURCHASERS]

                             Exhibit 4.4(a)(ii)-1

                                                                    EXHIBIT 4.12

                         [FORM OF GUARANTY AGREEMENT]

                                    ANNEX 1

Prudential Authorized Officers:
------------------------------

Thomas P. Hackett
Vice President

Philip F. Corsello, Esq.
General Counsel